As filed with the Securities and Exchange Commission on, August 16th, 2004.

Registration No. ______________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Environmental BioScience, Inc.
(Name of Small Business Issuer in its Charter)

Nevada	4953	16-1674282
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Reuben Banuelos, Secretary
P.O. Box 5326
Diamond Bar, California 91765
(714) 571-0221
(Name, address and telephone number of agent for service)

P.O. Box 5326, Diamond Bar, California 91765 (714) 571-0221
(Address and telephone number of registrant's principal executive offices)

Copies to:

Alan W. Curtis	James LeBloch
359 San Miguel Drive, Suite 200	369 San Miguel Drive, Suite 100
Newport Beach, California 92660	Newport Beach, California 92660

    Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: 

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed	Proposed
Title of Each	Registered	Maximum	Maximum	Amount of
Class of Securities Amount to be		Offering Price	Aggregate	Registration
To Be Registered		Per Security(1)	Offering Price(1)	Fee
Common Stock, $.001 par value . . . . . . . . . .	4,500,000 shares	$1.00	$4,500,000	$570.15

Total			$4,500,000	$570.15

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (a) under the Securities Act of 1933, as amended (the "Securities Act") and includes shares subject to the exercise of the Over-Allotment Option.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED AUGUST 16, 2004

4,500,000 Shares

Environmental BioScience

Common Stock

All of the shares of common stock, $.001 par value, (the "Common Stock") offered hereby (the "Offering") are being issued and sold by ENVIRONMENTAL BIOSCIENCE (the "Company"). There has been no material public trading market for the Common Stock and there can be no assurance that such a market will develop after completion of the Offering or, if developed, that it will be maintained. It is currently anticipated that the initial public offering price will be $1.00 per share. For information regarding the factors considered in determining the public offering price of the Common Stock, see "Risk Factors"

The Company intends to apply to have the Common Stock quoted on the Nasdaq Small Cap Market under the proposed symbol "EBSI."

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE ENTIRE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 3 AND "DILUTION" AT PAGE 13.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The shares of Common Stock are offered by the Company, subject to prior sale, when, as and if delivered to and accepted by the Company and subject to approval of certain legal matters by its Counsel and subject to certain other conditions. The Company reserves the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that the delivery of the shares will be made at the offices of Environmental Bioscience, Inc. in Santa Ana, California on or about ____ 2004. The date of this Prospectus is August 16th, 2004.

Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such State.

PROSPECTUS SUMMARY

The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Potential investors should carefully consider the information set forth under "Risk Factors."

The Company

Environmental BioScience, Inc. (the "Company" or "EBSI") was formed as a Nevada corporation in October 2002. The Company is purchasing a license to commercially exploit a U.S. Patented Steam Injection System used to reclaim landfill airspace. When certain terms are fulfilled the Company's license will become exclusive. The Company has not installed its Steam Injection System at any landfill, has not earned revenues, and has incurred losses since inception. Prior to the Company obtaining contracts for installation of its Steam Injection System and operation of the landfills at which they are installed, it will need to be adequately capitalized in order to establish its technology at a pre-qualifying landfill site. In addition, the company will need to obtain regulatory clearance from the EPA and other regulatory agencies and a minimal level of market acceptance for its Steam Injection System. Finally, EBSI will need to achieve certain financing milestones to maintain its license. EBSI may not be able to satisfy any of these requirements on a timely basis, or at all.

EBSI is a development stage company that intends to increase capacity and gas production for municipal waste landfills through the use of a new, exclusively licensed, patented Steam Injection System. The company's Steam Injection System is designed to rapidly transform and degrade a landfill's organic waste to increase the total space available at a landfill and to increase the landfill's production of landfill gas, or LFG, that, when captured, can be used for energy use. The Steam Injection System allows for decomposition and biological stabilization of landfill waste in a much shorter time than a traditional "dry tomb" landfill. EBSI believes that this technology will produce a paradigm shift in landfill management and operations by allowing a landfill to increase its revenues while providing greater environmental benefits to the community.

The company has financed its operations primarily through private sales of equity securities. As of March 31, 2004, EBSI has raised approximately $357,000 from the sale of common stock and other loans with options to convert debt to shares in the Company. Management expects to incur substantial expense in commencing the establishment of its Steam Injection System at a preliminary site. The pace of this establishment will depend, in large part, on the ongoing cash position.

The company intends to pursue, as part of its business strategy, future strategic acquisitions which may involve the expenditure of significant funds. Depending upon the nature, size and timing of future acquisitions, EBSI may be required to obtain additional debt or equity financing in connection with such future acquisitions. The company currently has no agreements or commitments concerning any such additional acquisitions, and management may not be able to identify any companies that satisfy its acquisition criteria. Furthermore, additional financing for acquisitions may not be available, when and if needed, on acceptable terms or at all.

Upon the closing of this offering, the company intends to commence solicitation of a municipal waste landfill to establish its Steam Injection System onsite as its preliminary test site. If the company is successful in this solicitation, it will then purchase equipment and hire personnel for this site, and then install the system at the site. Upon completion of the preliminary test site, the company intends to market its Steam Injection System through direct marketing initiatives, public relation campaigns, and alliances with trade and industry associations.

Unless the context otherwise requires, all references to the Company or Environmental Bioscience, Inc. contained in this Prospectus shall be deemed to refer to the Company. The Company's principal executive offices are located at 1130 N. Lowell Street, Santa Ana, California 92703, and its telephone number is (949) 726-1644. The correspondence address is P.O. Box 5326, Diamond Bar, California 91765.

The Offering

Securities Offered	4,500,000 shares of Common Stock

Common Stock outstanding
Before the offering	35,830,249
After the offering	40,330,749

Use of Proceeds	For general corporate purposes, including
$350,000 for the selection and completion
of its initial test site and the balance of such
net proceeds to finance the expansion of the
Company, primarily through purchase of
required equipment, hiring necessary
personnel, regulatory compliance, and
engagement of engineering firms.

Proposed NASDAQ symbol	EBSI

Risk Factors and Dilution

Investment in the Common Stock offered hereby involves a high degree of risk and immediate dilution. Investors should carefully consider the information presented under the caption "Risk Factors" and "Dilution" in this Prospectus, including risks related to the Company's limited operating history, future business expansion and the risks inherent with the Company's business, among others.

RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISKS DESCRIBED BELOW. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING

RISK FACTORS RELATING TO THE BUSINESS OF THE COMPANY AND THE OFFERING TOGETHER WITH ALL THE INFORMATION AND FINANCIAL DATA SET FORTH IN THIS PROSPECTUS. COMMON STOCK SHOULD BE PURCHASED ONLY BY INVESTORS WHOSE FINANCIAL POSITION AND RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME SUCH RISKS OF LOSS.

THIS INFORMATION STATEMENT CONTAINS OR INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE COMPANY'S FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES.

No Significant Operating History

Environmental BioScience, Inc. (EBSI) is a newly formed development stage company, and as such has no significant operating history. The company was organized in October 2002 and has a brief operating history. Its plans and businesses are "proposed" and "intended" but it may not be able to successfully implement them. EBSI's primary business purpose is to increase capacity and gas production for municipal waste landfills through the use of a new, exclusively licensed, patented Steam Injection System, as of the date of this filing, the company has only recently begun the marketing of its Steam Injection System and has not commenced revenue producing operations. The company currently lacks sufficient capital to generate revenue or operate its business in a profitable manner. As a new company, its prospects are subject to all of the risks, expenses, and uncertainties frequently encountered by companies in the business improvement solutions and consulting markets. In addition, EBSI is subject to all of the risks, uncertainties, expenses, delays, problems, and difficulties typically encountered in the establishment of a new business and the development and commercialization of new products. The company expects that unanticipated expenses, problems, and technical difficulties will occur and that they will result in material delays in the delivery of its Steam Injection System to the market. The company may not obtain sufficient capital or achieve a significant level of operations and, even if it does, it may not be able to conduct such operations on a profitable basis.

Company Technology Not Approved By Regulatory Agencies

The company's Steam Injection System has not been approved for use at municipal waste landfills by the Environmental Protection Agency, and the Environmental Protection Agency or other regulatory agencies may prohibit the use of this system at landfills.

Previously, the EPA required all landfills to be "dry tomb" landfills, which means that liquid waste may not be added to a landfill, except in specified circumstances. However, The EPA has recently granted permission to certain test sites to conduct research, development, and demonstration of wet-cell bioreactors. The EPA is currently analyzing the risks and benefits of "wet-cell" bioreactors, and the EPA may ultimately either allow or prohibit the use of "wet-cell" bioreactors in the future.

Current EPA regulations neither expressly authorize nor prohibit the injection of steam into a landfill. However, the EPA is aware of EBSI's technology and has indicated its interest in evaluating the data from its field trials. As with "wet-cell" bioreactors, the EPA may ultimately either expressly allow or prohibit the use of its Steam Injection System on municipal waste landfills in the future. If the EPA prohibits use of EBSI's Steam Injection System, the company will likely be unable to pursue its current business plan. In addition, the EPA may implement regulations which may significantly increase the cost for EBSI to operate its Steam Injection Systems. Furthermore, states and local agencies where the company plans to operate may also either prohibit the use of its technology or implement restrictive regulations that significantly increase the costs of operations. It is possible that the company will be unable to obtain or maintain necessary governmental approvals for this technology to be used. Once obtained, such operating permits may be modified or revoked by the issuing agency. Compliance with these and any future regulatory requirements could require the company to make significant capital and operating expenditures.

Capital Required To Maintain Technology License Rights

The company is required to raise additional capital in order to maintain its rights to use the Steam Injection System technology, and if does not, it will lose its rights to this technology.

Under the terms of an exclusive license agreement for the Steam Injection System technology with Regis P. Renaud, a co-founder, director, officer and significant stockholder of the company, EBSI's license is subject to revocation if it fails to meet the following financing objectives: (1) $350,000 in debt or equity capital by March 31, 2004, (1) an additional $1,000,000 in debt or equity capital by March 31, 2005, and (3) an additional $1,650,000 in debt or equity capital by March 31, 2006. Once the company has received $3,000,000 in debt or equity capital, the company license will become exclusive. However, if the company fails to meet these financing criteria, it may lose any and all rights to use the Steam Injection System, which, in all likelihood, will prohibit the company from pursuing its current business plan.

Initial Testing of Company Technology Not Completed

The company has not completed initial testing of its Steam Injection System, and it may not work in the manner envisioned. The company has not yet conducted its preliminary landfill site testing to establish its technology, and, although the company's management believes that the technology functions according to its specifications and ultimate goals, it is possible that the Steam Injection System will not biodegrade organic materials, create landfill natural gas, collect landfill natural gas, or create additional landfill airspace in the manner or quantity forecasted by the company, or at all. Furthermore, it is possible that the system will create unforeseen environmental or other functional problems that the company does not currently anticipate. If any of these events occur, it will require the company to re-engineer the system to address these problems, or even force the company to abandon the technology altogether.

Net Proceeds May Be Insufficient To Support Company Growth

The proceeds of this Offering may not be enough to support the company's growth, and if, under such circumstances, the company cannot obtain additional financing, it might cease to continue as a going concern. In order to obtain the necessary working capital to fund operations, the company has undertaken the present Offering. This Offering is being made on a "best efforts" basis. No entity has any obligation to purchase any of the Units, and it is possible that no Units will be sold. The company believes that it requires a minimum of $350,000 of net proceeds in order to establish and operate its preliminary test site in order to generate sufficient data to present to the landfill industry and regulators. The company believes that net proceeds of

$4,499,429, together with the cash flow from operations forecasted to be generated, will be sufficient to satisfy the contemplated cash requirements for the current proposed plans and assumptions relating to EBSI's operations for a period of eighteen (18) months. If unanticipated expenses, problems, and technical difficulties occur, which result in material delays in the completion of the preliminary testing, the company will not be able to operate within its budget. If the company does not operate within its budget or if it is unable to raise additional net proceeds from the sale of the Units, it will require additional funds to continue its business. In addition, even if the Maximum Offering is raised, the company will need to seek additional financing to comply with its license requirements, purchase additional equipment and materials, and hire additional personnel in order to install its system at new landfill sites. The company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force management to delay its plans for growth and implementation of the company's strategy which could seriously harm its business, financial condition and results of operations. If the company needs additional funds, it may seek to obtain them primarily through stock or debt financings. Those additional financing could result in dilution to both the company's current and prospective stockholders. The company may also attempt to obtain funds through arrangements with corporate partners or others. Those types of arrangement may require the company to relinquish certain rights to its products.

The proceeds of this Offering will not be held in escrow. Funds paid by the subscribers in the Offering will not be deposited in a subscription escrow account. They will be deposited into the company's general account and be made available for its immediate use.

Management Has Broad Discretion In Use of Net Proceeds

The company's management has broad discretion to use the net proceeds of this Offering. The company's management may spend most of the proceeds from this Offering in ways with which the stockholders may not agree. A portion of the net proceeds of this Offering is not allocated for specific uses other than general corporate purposes and working capital. The company cannot give any assurance that the proceeds will be invested to yield a favorable return.

Unpredictability of Market Acceptance

The company may not be successful in developing its products; the market may not accept them. The company believes that acceptable markets for Steam Injection Systems exist; however, it has not performed any sophisticated market research. The company is at an early stage of its development and its sales will depend primarily upon the installation of its Steam Injection System at various landfill sites and the market's acceptance of them. The company may not be able to install these systems at reasonable costs, particularly if it does not raise sufficient capital. The company also may not be able to successfully market its Steam Injection System, or its potential customers may not contract with the company to install and operate them in sufficient quantities to generate profits, or at all.

Potential Liability For Existing and Unforeseen Environmental Damages

The company could be liable for environmental damages resulting from landfills where it operates or licenses its Steam Injection System. The company could be liable if its Steam Injection System causes environmental damage to landfills where its system is installed or to that of nearby landowners, particularly as a result of the contamination of drinking water sources or soil. Under current law, the company could even be held liable for damage caused by conditions that existed before its system was installed. Also, the company could be liable if its system causes environmental contamination. Any substantial liability for environmental damage could have a material adverse effect on the company's financial condition, results of operations and cash flows. In the ordinary course of business, the company may become involved in a variety of legal and administrative proceedings relating to land use and environmental laws and regulations. These include proceedings in which agencies of federal, state, local or foreign governments seek to impose liability on the company under applicable statutes, sometimes involving civil or criminal penalties for violations, or to revoke or deny renewal of a permit needed by the company. Furthermore, citizen groups, adjacent landowners or governmental agencies may oppose the issuance of a permit or approval required, allege violations of the permits under which the company operates or laws or regulations to which it is subject, or seek to impose liability on the company for environmental damage. The adverse outcome of one or more of these proceedings could result in, among other things, material increases in the company's liabilities.

Acceptance of Landfill Disposal Alternatives

The development and acceptance of alternatives to landfill disposal and waste-to-energy facilities could reduce the company's ability to operate at full capacity. Consumers are increasingly using alternatives to landfill disposal, such as recycling and composting. In addition, some state and local governments mandate recycling and waste reduction at the source and prohibit the disposal of certain types of wastes, such as yard wastes, at landfills or waste-to-energy facilities. Although such mandates are a useful tool to protect the environment, these developments reduce the volume of waste going to landfills and waste-to-energy facilities in certain areas, which may affect the company's ability to operate its system at landfills and waste-to-energy facilities at full capacity.

Highly Competitive Marketplace

The company will be operating in highly competitive markets. The company will compete with many other companies that operate landfills and provide landfill operation solutions. The company will face competition from numerous sources and others with the capabilities and expertise that would encourage them to develop and commercialize competitive products and services. Certain competitors have substantially greater financial, technical, sales and marketing, distribution, personnel, and other resources than the company. Increased competition, resulting from, among other things, the timing of the release of competitive systems and the similarity of such systems to the company's, may result in significant price competition, which will have a material adverse effect on the company's potential business, operating results, and financial condition. Current and future competitors with greater financial resources than the company may be able to operate landfills on a more efficient basis, undertake more extensive sales and marketing campaigns, and adopt more aggressive pricing policies. The company may not have the resources required to respond effectively to the market or to compete successfully with current or future competitors, and competitive pressures may materially and adversely affect its businesses, operating results, or financial condition.

Lack of Sufficient Intellectual Property Protections

The company's existing intellectual property protections may be insufficient to protect its intellectual property, which would allow competitors to duplicate its system and reduce any competitive advantage it might have as a result of the patent. The Company has a license to a United States patent for the Steam Injection System and any improvements thereon, subject to revocation unless certain requirements for the company to raise additional capital are met, for the purpose of exploiting the technology to reclaim landfill airspace. When these terms are fulfilled, the Company's license will become exclusive. The company regards these elements of its system as proprietary and attempts to protect them by relying on patent, trademark and service mark laws. However, any steps taken to continue to protect its intellectual property may be inadequate, time consuming and expensive. Furthermore, despite its efforts, the company may be unable to prevent third parties from infringing upon or misappropriating its intellectual property, which could harm its business. It is possible the company's licensed patent may not provide it with any competitive advantages over, or may be challenged by, third parties. The patent will expire within the next nineteen years, and any proprietary rights the company has under the patent will expire. This may adversely affect any competitive edge it may have as a result of those patents.

In addition, the company will be required to disclose any trade secrets and proprietary intellectual property not only to its employees and consultants, but also to potential corporate partners, collaborators, and landfill operators who hire the company. In those circumstances, EBSI will use its best efforts to obtain adequate assurance of the confidential treatment of the disclosed information. However, any confidentiality agreements that the company may enter into with such persons may be breached, and EBSI may not have adequate remedies for any such breach. It is also possible that any trade secrets and proprietary intellectual property may otherwise become known or be independently discovered by competitors. The company believes that its competitors, many of whom are more established, and have greater financial and personnel resources than EBSI, may be able to replicate its products in a manner that could circumvent any protective safeguards. Therefore, it is possible that none of the company's products will be or remain proprietary.

Identification of Quality Acquisition Candidates Not Guaranteed

The company may not be able to identify quality strategic acquisition candidates, and if it does make strategic acquisitions, it may not be able to successfully integrate their operations. EBSI intends to acquire other companies that currently operate landfills and are capable of implementing its technology at those sites. For each acquisition, EBSI will be required to assimilate the operations, products and personnel of the acquired business and train, retain, and motivate its key personnel. The company may be unable to maintain uniform standards, controls, procedures and policies if the company fails in these efforts. Similarly, acquisitions may subject EBSI to liabilities and risks that are not known or identifiable at the time of the acquisition or may cause disruptions in its operations and divert management's attention from day-to-day operations, which could impair the company's relationships with its current employees, customers and strategic partners. The company may have to incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities could be substantially dilutive to the company's stockholders. In addition, the company's profitability may suffer because of acquisition related costs. EBSI currently has no agreements or commitments concerning any such additional acquisitions, and it may not be able to identify any other companies that satisfy its acquisition criteria.

Hiring of Additional Qualified Personnel Not Assured

The company needs to hire additional qualified personnel, and if unable to do so, or if it loses key personnel, the company may be unable to manage or grow its business.

Management only has a few full-time employees, and it will immediately need to retain at least one (1) employee for operation of the company's Steam Injection System at its preliminary test site. If the company is unable to identify, attract or retain qualified personnel or to retain the services of key personnel, especially sales personnel, it would be difficult for the company to manage its business, make timely product introductions and increase sales. The company intends to continue to hire many sales, marketing and support personnel. Competition for these employees may be intense, and the company may not be successful in attracting and retaining qualified personnel.

Limited Number of Key Personnel

The company will depend upon a limited number of key personnel. The company will be largely dependent on its co-founders, Charles Paige, Regis P. Renaud, and Reuben Banuelos, for business planning and specialized market knowledge. The company's business may be at risk from the unanticipated accident, injury, illness, incapacitation, or death of these individuals. Upon such an occurrence, unforeseen expenses, delays, losses, and difficulties may be encountered. The company intends to apply for key-man life insurance policies covering Mr. Paige, Mr. Renaud, and Mr. Banuelos. Its success will also depend on its ability to attract and retain other qualified management, sales and marketing personnel. EBSI competes for such persons with other companies, academic institutions, government entities, and other organizations, some of which have substantially greater capital resources and facilities than the company. EBSI may not be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable it to conduct its business as proposed.

Limited Landfill Operating Experience

The company has limited landfill operating experience and will be dependent upon retaining qualified personnel. The company expects to employ a strategy of utilizing outside contractors and engineers to help construct and develop much of the infrastructure and operational expertise needed to offer its services. In addition, delays, losses, or difficulties may occur due to scheduling conflicts, backlogs, unavailability of materials, parts, or components, or other problems associated with infrastructure development and operations.

Absence of Prior Market for Common Stock

Prior to the Offering, there has been no active public market for the Common Stock. There can be no assurance that an active public market for the Common Stock will develop or be sustained after the Offering. If no active market in the Common Stock develops, it may be difficult for investors to resell their Common Stock. The initial public offering price has been determined by the Board of Directors of the Company and may bear no relationship to the market price for the Common Stock after the Offering. Prices for the Common Stock will be determined by the market and may be influenced by a number of factors, including the depth and liquidity of the market for the Company's Common Stock, investor perceptions of the Company and general economic and other conditions.

Potential Conflicts of Interest

Regis P. Renaud, the Company's Chief Technical Officer and a member of the board of directors, is also the principal shareholder and President of Smartworm Technology Inc. (STI). Smartworm Technologies, Inc., is an engineering firm involved in the development of landfills and landfill engineering. Regis P. Renaud, one of the company's founders, directors, officers, and significant stockholders, has granted to EBSI an exclusive license to a United States patent for the Steam Injection System and any improvements thereon, subject to revocation unless certain requirements for the Company to raise additional capital are met. This patent was issued in October 2002 and provides coverage of the numerous features that make EBSI's Steam Injection System unique. The patent for this Steam Injection System will expire in October 2021. Although the company and Smartworm Technologies, Inc. have separate landfill market objectives, there can be no assurance that there may be a business opportunity in which both companies may be interested. In addition, there may be opportunities which the Company and Smartworm Technologies, Inc., may be jointly involved in and from which both companies expect to make a profit. Consequently should a conflict or a joint opportunity occur, Mr. Renaud has orally agreed in statements to the Board of Directors of the Company, that Smartworm Technologies, Inc., will not pursue any conflicting opportunity and he will abstain from any voting by the Board of Directors concerning such opportunities. However, there can be no assurance that other conflicts of interest involving Mr. Renaud or entities in which Mr. Renaud owns a substantial interest may not arise. See "Certain Transactions".

Shares Eligible for Future Sale

An aggregate of 31,500,000 shares of Common Stock owned by the principal stockholders of the Company and an aggregate of 4,330,249 shares of Common Stock owned by a group of 26 stockholders are restricted securities and will be eligible for sale in the public market pursuant to Rule 144 promulgated under the Securities Act of 1933 as amended (the "Securities Act") in August 2005. Although the principal stockholders have advised the Company that they have no present intention of disposing of any shares of Common Stock, the principal stockholders may (either individually or as a group) in the future seek to dispose of all or a portion of such shares through a registered public offering or otherwise. The directors officers and certain other holders of the Common Stock (totaling 35,830,249 shares) have entered into lock-up agreements wherebv they have agreed not to, directly or indirectly, agree or offer to sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such Common Stock for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. See "Shares Eligible for Future Sale." A decision by a significant number of principal stockholders to effect a disposition of their shares could adversely affect the prevailing market price of the Common Stock as well as impair the Company's ability to raise capital through the issuance of additional equity or debt securities. See "Principal Stockholders."

Possible Volatility of Common Stock

From time to time after the Offering, there may be significant volatility in the market place of the Common Stock. If the Company is unable to operate its facilities profitably or develop facilities at a pace that reflects the expectations of the market, investors could sell shares of the Common Stock at or after the time that it becomes apparent that such expectations may not be realized, resulting in a decrease in the market price of the Common Stock. In addition to the operating results of the Company, changes in earnings estimated by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially. In recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. See "Business."

Arbitrary Determination of Offering Price of Offering Stock

The Company arbitrarily determined the Offering price of the common stock shares offered, and these prices are not necessarily related to the Company's book value, net worth, or other established criteria of value.

Immediate and Substantial Dilution By Prospective Shareholders

Prospective shareholders will experience immediate and substantial dilution in the net tangible book value of the common stock that is included in the Offering.

Current Directors and Officers Will Retain Control Post-Offering

The directors and executive officers of the company will remain in control following this Offering. Following completion of the Offering, the company's directors and executive officers will beneficially own approximately 27,350,000 shares of its outstanding common stock. Even if the company sells all of the Common Stock in this Offering, the directors and executive officers will own of record more than 50 percent of the company's then-outstanding common stock. Accordingly, these persons, as a group, may be able to exert significant influence over the direction of the company's affairs and business, including any determination with respect to its acquisition or disposition of assets, future issuances of common stock or other securities, and the election of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the company.

No Expectation of Dividend Payments

The company does not expect to pay dividends for the foreseeable future. For the foreseeable future, it is anticipated that earnings, if any, that may be generated from the company's operations will be used to finance its operations and that cash dividends will not be paid to holders of common stock.

USE OF PROCEEDS

The net proceeds to be received by the Company from the sales of shares of Common Stock offered hereby, after deducting the underwriting discount and the estimated expenses of the Offering are expected to be approximately $4,499,429 assuming a public offering price of $1.00 per share.

The Company anticipates that the proceeds of the Offering will be used as follows:

	Approximate	Approximate
Application of Net Proceeds(1)	Amount	Percent

Establishment of Steam Injection System
at preliminary landfill site, including
equipment, materials and personnel	$350,000	7.78%

Expansion of Company's Business including
acquisitions, the financing of additional systems
at additional landfill sites and working capital	$4,149,429	92.22%

(1) The application of net proceed entries listed above are in order of priority.

The Company intends to use approximately $350,000 of the proceeds from the Offering towards the establishment of its Steam Injection System at a preliminary landfill site, including equipment, materials, and personnel, and $4,149,429 of the proceeds from the Offering towards the expansion of Company's Business including acquisitions, the financing of additional systems at additional landfill sites, and working capital. The Company, as part of its expansion plans, may take advantage of future acquisition opportunities, although the Company has not identified any specific businesses that it will seek to acquire and has not entered into substantial negotiations with respect to any acquisition.

Until utilized for the above purposes the net proceeds from the Offering will be invested in short-term investment grade securities.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

DILUTION

As of March 31, 2004, the pro forma net tangible book value of the Common Stock was $0.0001 per share. Net tangible book value per share is equal to the Company's total tangible assets less liabilities, divided by the number of outstanding shares of Common Stock. After giving effect to the sale by the Company of the 4,500,000 shares of Common Stock offered hereby at the estimated public offering price of $1.00 per share and the application of the net proceeds as set forth under "Use of Proceeds", the pro forma net tangible book value of the Common Stock at March 31, 2004 would have been $4,501,781 or $0.1116 per share. This represents an immediate increase in pro forma net tangible book value of $0.1115 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $0.8884 per share to persons purchasing shares at the public offering price in the Offering ("New Stockholders"). The following table illustrates this dilution:

Assumed public offering price	$1.00
Pro forma net tangible book value per share before the Offering	$0.0001
Increase in net tangible book value per share attributable to New
Stockholders	$0.1115
Pro forma net tangible book value per share after the Offering	$0.1116
Dilution per share to New Stockholders	$0.8884

(1) Dilution is determined by subtracting pro forma net tangible book value per share, after giving effect to the Offering, from the assumed initial offering price per share.

The following table summarizes the difference between the number of shares purchased from the company by existing stockholders for cash, including the total consideration paid and the average price per share paid by those parties, and by those persons purchasing the shares in this Offering.

		Percent of		Percent of	Average
	Shares	Total		Total	Consideration
	Purchased	Shares	Consideration	Consideration	Per Share
Present	35,830,249	88.83%	$114,300	2.27%	$
stockholders
New investors	4,500,000	11.17%	$4,500,000	97.73%	$1.00
(assuming the
maximum 50
Units are sold)
Total	40,330,249	100%	$4,614,300	100%

CAPITALIZATION

The following table sets forth the long-term debt and capitalization of the Company as of March 31, 2004 on a historical basis. The table also illustrates the adjustment, giving effect to the sale of the 4,500,000 shares of Common Stock offered by the Company hereby and the application of the estimated net proceeds therefrom.

The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this Prospectus.

	March 31, 2004
	(un-audited)
	Actual	As Adjusted (1)

Long Term Debt including current maturities:
Notes Payable	$250,000	$0
Stockholder Notes	0	0
Total Long Term Debt	250,000	0

Stockholders' Equity (Deficit):

Common Stock, $.001 par value, 50,000,000 authorized
35,830,249 shares; issued and outstanding;
40,330,249 shares (as adjusted - maximum)	35,830	40,330

Additional Paid In Capital	92,913	4,589,413

Deficit accumulated during the development stage	(98,076)	(98,076)
Total stockholders' equity	16,224	4,510,213
Total capitalization	$266,224	$4,510,213

(1) Includes effects of the sale of the 4,500,000 shares offered hereby and the application of the net proceeds therefrom (assuming public offering price of $1.00 per share). See "Use of Proceeds."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of the financial condition and results of operations of the Company for the year ended March 31, 2004 and from the inception (October 2002) through March 31, 2003. This discussion should be read in conjunction with the financial statements of the Company, and the related notes thereto appearing elsewhere in this registration statement. In addition, this discussion contains forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove to be incorrect, actual results may vary materially from those described herein.

Overview The Company has been granted an exclusive license to commercially exploit a U.S. Patented Steam Injection System to be used to reclaim landfill airspace. When certain terms are fulfilled the Companies' license will become exclusive. The Company has not installed its Steam Injection System at any landfill, has not earned revenues, and has incurred losses since inception. Prior to the company obtaining contracts for installation of its Steam Injection System and operation of the landfills at which they are installed, it will need to be adequately capitalized in order to establish its technology at a pre-qualifying landfill site. In addition, the company will need to obtain regulatory clearance from the EPA and other regulatory agencies and a minimal level of market acceptance for its Steam Injection System. Finally, EBSI will need to achieve certain financing milestones to maintain its license. EBSI may not be able to satisfy any of these requirements on a timely basis, or at all.

EBSI is a development stage company that intends to increase capacity and gas production for municipal waste landfills through the use of a new, exclusively licensed, patented Steam Injection System. The company's Steam Injection System is designed to rapidly transform and degrade a landfill's organic waste to increase the total space available at a landfill and to increase the landfill's production of landfill gas, or LFG, that, when captured, can be used for energy use. The Steam Injection System allows for decomposition and biological stabilization of landfill waste in a much shorter time than a traditional "dry tomb" landfill. EBSI believes that this technology will produce a paradigm shift in landfill management and operations by allowing a landfill to increase its revenues while providing greater environmental benefits to the community.

Year Ended March 31, 2003  Organization of the Company.  During the period from inception (October 2002) to March 31, 2003, the Company was in the process of organization, setting up its Board of Directors and performing general governance procedures.  During this time the company incurred an operating deficit of $1,500 which is primarily attributed to the costs of incorporation.

Year Ended March 31, 2004  During the first full year of operation the Company spent about $18,000 on marketing expenses to a small business company to prepare a business plan and summary, $13,000 for a marketing plan, $56,000 for Professional and Legal fees and $8,400 for office and miscellaneous expenses.

Liquidity and Capital Resources The company has financed its operations primarily through private sales of equity securities. As of March 31, 2004, EBSI has raised approximately $114,300 from the sale of common stock and certain services for stock, and $250,000 in loans convertible to stock.

Management expects to incur substantial expense in commencing the establishment of its Steam Injection System at a preliminary site. The pace of this establishment will depend, in large part, on the ongoing cash position. Management believes that the net proceeds of the Offering, together with the company's available cash, will be sufficient to meet its operating expenses and capital requirements for at least six (6) months following completion of the SB-2 filing. However, these expectations are based on certain assumptions concerning the costs involved in purchase of equipment and hiring of personnel for the establishment of the preliminary test site and the collection of data from that site. These assumptions concern future events and circumstances that management believes to be significant to the company's operations and upon which its working capital requirements will depend. Some assumptions will invariably not materialize and some unanticipated events and circumstances occurring subsequent to the date of this SB-2 filing.

In addition, the company requires additional funding in order to achieve its operating objectives. Such funding will be necessary for the company to maintain its rights to use its Steam Injection System under the license agreement and to establish the Steam Injection System at new sites. The amount and timing of future capital requirements will depend upon many factors, including the level of funding received from this Offering, the extent and timing of any Unit Warrant exercises, and the extent and timing of acceptance of the Steam Injection System, both by the market and the EPA.

The company intends to pursue, as part of its business strategy, future strategic acquisitions which may involve the expenditure of significant funds. Depending upon the nature, size and timing of future acquisitions, it may be required to obtain additional debt or equity financing in connection with such future acquisitions. The company currently has no agreements or commitments concerning any such additional acquisitions, and management may not be able to identify any companies that satisfy its acquisition criteria. Furthermore, additional financing for acquisitions may not be available, when and if needed, on acceptable terms or at all.

Plan of Operation Upon the closing of this SB-2 offering, the company intends to commence solicitation of a municipal waste landfill to establish its Steam Injection System onsite as its preliminary test site. If the company is successful in this solicitation, it will then purchase equipment and hire personnel for this site, and then install the system at the site. Management anticipates it will take two (2) months from the closing of this Offering to establish the preliminary test site. The company plans to operate the test site for a period of three (3) to six (6) months in order to obtain the data necessary for presentation to other landfill operators and the EPA. The company estimates that after six (6) months of operation, it can achieve a reduction in landfill material of between 25 to 60 percent in a typical landfill, according to industry sources. To date, the company has not purchased or installed any equipment or hired any personnel.

Upon completion of the preliminary test site, the company intends to market its Steam Injection System through direct marketing initiatives, public relation campaigns, alliances with trade and industry associations, and lobbying efforts. Commencement and expansion of sales and marketing activities will require funds to commence direct marketing initiatives, advertising and public relations efforts and development of association alliances, as well as to increase sales staff headcount and tradeshow attendance. In all likelihood, additional financing will be required to conduct sales and marketing activities.

In addition, the company also intends to acquire companies that offer complementary services to those markets which it currently serves as well as new markets. For each acquisition, the company will be required to assimilate the operations, services and personnel of the acquired business and train, retain, and motivate its key personnel. The company may have to incur debt or issue equity securities to pay for any future acquisitions.

The company's plan assumes the completion of this Offering in the second quarter of 2004 and includes the following activities over the next 12 months.

  The establishment of its first Steam Injection System at a preliminary landfill site, including the purchasing and installing of equipment and hiring of personnel;

  The preparation of data from the operation of its Steam Injection System at this preliminary site and submission of this data to other landfill operators and the EPA;

  The commencement of approval efforts with the EPA and other regulators to affirmatively establish steam injection as the preferred form of landfill bioreactor; and

  The acquisition of targeted engineering companies.

If the company begins to accrue meaningful amounts of fees from the installation of its Steam Injection Systems, it may need additional capital to finance its accounts receivable. The amount of funds required to finance revenue growth will depend upon the rate of sales growth, the timeliness of payments from customers, the availability of receivables and inventory financing from third parties, and the extent to which the company permits (and our customers select) financing arrangements other than payment upon delivery. The terms of the arrangements (including payment timing) with any third-party finance company, and the frequency with which the company allows, and its customers select, such arrangements, will have a direct impact upon its working capital needs.

BUSINESS

Business of the Company EBSI is a development stage company that intends to increase capacity in municipal waste landfills while increasing the amount of gas obtained through the use of a new, exclusively licensed, patented Steam Injection System. The company's Steam Injection System is designed to rapidly transform and biodegrade a landfill's organic waste to increase the total capacity available at a landfill within its existing space and to increase the landfill's production of landfill gas, or LFG, that, when captured, can be used for energy use. The Steam Injection System allows for decomposition and biological stabilization of landfill waste in a much shorter time than a traditional "dry tomb" landfill. EBSI believes that this technology will produce a paradigm shift in landfill management and operations by allowing a landfill to increase its revenues while providing greater environmental benefits to the community.

The company believes that its Steam Injection System will be approved by the U.S. Environmental Protection Agency (EPA) for use at municipal waste landfills. Based upon research it has studied, the Company believes municipal solid waste at landfills can be rapidly degraded and made less hazardous by enhancing and controlling the moisture within the landfill under controlled conditions. The Company believes there has been approval for the installation of more than 50 "wet-cell" bioreactors at various landfills in order to research the benefits and potential problems of these bioreactors. The company believes that its Steam Injection System has significant benefits over these "wet-cell" bioreactors, including the use of significantly less water, enhanced settlement of the landfill, better moisture distribution, increased LFG production, and reduced potential for groundwater contamination. The Company believes the EPA is aware of EBSI's Steam Injection System and is looking forward to evaluating the data from the field trials of the technology.

Market Opportunity Landfills are the main depository for solid waste in North America. There are approximately 3,100 active municipal waste landfills and over 20,000 closed municipal waste landfills in the United States. According to information contained on the U. S. Environmental Protective Agency (EPA) website the United States generated more than 229 million tons of municipal solid waste (garbage) in 2001, of which over half are disposed of in landfills.

Solid waste landfills are built and operated under prescribed procedures. Currently, solid waste landfills in the United States must be designed, permitted, operated, closed and maintained after closure in compliance with federal, state and local regulations pursuant to Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"). The operation of a solid waste landfill includes excavation, construction of liners and final caps, continuous spreading and compacting of waste, and covering of waste with earth or other inert material at least once a day. These operations are planned to maintain sanitary conditions, to ensure the best possible use of the airspace, and to prepare the site so it can ultimately be used for other purposes.

Access to a disposal facility, such as a solid waste landfill, is a necessity for all solid waste management companies. Some solid waste management companies own their own landfills, while others must access landfills owned or operated by third parties. The fees charged at disposal facilities are known as "tipping fees," and they are based on market factors, the type and weight or volume of solid waste deposited, the type and size of the vehicles used in the transportation of the waste.

When a landfill has reached its permitted waste capacity, it must be permanently capped and must receive certification of closure from the applicable regulatory agency. The site must then be managed and monitored after closing.

Landfill Capacity. Landfill owners and operators desire to increase the life expectancy of their landfills by increasing landfill capacity. Increased life expectancy increases the amount of tipping fees that can be generated by the landfill and increases the amount of LFG that the landfill can produce.

A primary method for increasing landfill capacity is the decomposition and biological stabilization of waste. In traditional "dry tomb" landfills, this process, occurring naturally, can take decades. Landfill owners and operators have sought methods to increase the rate of biodegradation in the landfills in order to generate additional capacity. Municipal landfill owners have offered financial incentives to landfill operators to increase the life expectancy of the landfill by paying bonuses to the operators for increased compaction rates in the landfill, since greater compaction permits the intake of more waste.

Landfill Gas (LFG). As a "dry tomb" landfill decomposes and biodegrades, it will generate LFG in an uncontrolled manner that is released directly into the environment, which can contribute to local smog and present health and safety hazards. Additionally, landfill gas is approximately 50 percent methane, a potent greenhouse gas that contributes to global climate change. Further, LFGs can cause fires and explosions in some landfills. As a result, both the EPA and state regulators have closely monitored and regulated landfills to require the control of LFG emissions.

Methane, however, is also a reliable and renewable fuel source that can be collected and used in a variety of applications, such as for production of energy and electricity. Most landfills are now required to have LFG collection systems installed in order to collect as much LFG as possible. This LFG is then either used to generate energy or is flared off. As a result of this profit opportunity, landfill owners and operators have actually sought to increase LFG production at landfill sites so that more LFG can be captured and sold.

Leachate. Leachate is water that collects contaminants as it trickles through wastes, pesticides or fertilizers. Leaching occurs in landfills and may result in hazardous substances entering surface water, ground water, or soil. As a result, the EPA requires all new landfills to have leachate control mechanisms, including installation of landfill liners and leachate collection systems. Due to concerns about leachate runoff, the EPA has historically required landfills to operate as "dry tomb" landfills, with no additional water being added to the landfill, so that no additional leachate is created.

"Wet-Cell" Bioreactors. A recent trend in the landfill industry is the use of "wet-cell" bioreactors, which operate to rapidly transform and degrade organic waste at landfills by the addition of liquid and air to the landfill to enhance biodegradation. Leachate generated by the landfill is injected into the bioreactor along with other liquids such as stormwater, wastewater, and wastewater treatment plant sludges.

The addition of water to the landfill through the use of a bioreactor has several potential advantages over traditional "dry tomb" landfills:

  Decomposition and biological stabilization in years vs. decades in "dry tombs"
  Lower waste toxicity and mobility
  Reduced leachate disposal costs
  A 15 to 30 percent gain in landfill space due to an increase in density of waste mass
  Significantly increased LFG generation that, when captured, can be used for energy use or sold
  Reduced post-closure care

Based upon research from the EPA, the Company believes that municipal solid waste can be rapidly degraded and made less hazardous by enhancing and controlling the moisture within the landfill under appropriate conditions. Leachate quality in a bioreactor rapidly improves which leads to reduced leachate disposal costs. Landfill volume should decrease with the recovered airspace offering landfill owners and operators the opportunity to extend the operating life of the landfill.

Bioreactor landfills emit LFG consisting primarily of methane and carbon dioxide. Research indicates that the operation of a bioreactor may generate LFG earlier in the process and at a higher rate than the traditional "dry tomb" landfill. The bioreactor LFG is also generated over a shorter period of time because the LFG emissions decline as the accelerated decomposition process depletes the source waste faster than in a "dry tomb" landfill. The net result appears to be that the bioreactor produces more LFG overall than the "dry tomb" landfill does.

According to the EPA, some studies indicate that the bioreactor increases the feasibility for cost effective LFG recovery, which in turn would reduce fugitive emissions. This presents an opportunity for beneficial reuse of bioreactor LFG in energy recovery projects. Currently, the use of LFG (in traditional and bioreactor landfills) for energy applications is only about 10 percent of its potential use. The U.S. Department of Energy estimates that if the controlled bioreactor technology were applied to 50 percent of the waste currently being landfilled, it could provide over 270 billion cubic feet of methane a year, which is equivalent to one percent of United States electrical needs.

The EPA has recently granted regulatory flexibility to certain landfills to allow them to use bioreactors as case studies in order to collect data to formulate bioreactor standards. Currently, there are over 50 operating wet-cell bioreactors operating at landfills across the United States.

Concerns with "Wet-Cell" Bioreactors.

Wet-cell bioreactors typically require a mixture of 60 percent water, by weight, to provide the appropriate humidity conditions necessary to produce optimum biodegradation. As a result, large amounts of water are required in order to operate a "wet-cell" bioreactor. Much of this water needs to be transported to the landfill site and injected into the bioreactor. These activities involve significant cost.

The liquids injected into the bioreactor are currently introduced through various distribution methods, such as surface flooding, sprinkling, or injection wells. However, these methods do not achieve uniform distribution of the liquid without saturating portions of the refuse. This saturation increases leachate generation, which has prompted regulators to require additional liner protection for the landfill. It also increases the risk of leachate run-off into underground water. In addition, this liquid distribution creates uneven loading of the liquid on slope liners in the landfill, which requires extensive additional engineering and designing.

Further, the use of liquid cools the refuse rather than heating it, which depresses the biodegradation process. Liquids carry suspended solids and calcium carbonate, which can block bottom drains. Pockets or layers of water make liquid migration difficult to monitor and can trap LFGs, making them difficult to extract. Finally, the addition of liquids to a landfill adds material to a landfill, rather than reducing it.

The EPA has identified several areas of concern with respect to bioreactors. These issues include the following:

  Bioreactor landfills have higher initial capital costs than "dry tomb" landfills
  Bioreactor landfills need more monitoring and control during their operating life than "dry tomb" landfills
  Bioreactor landfills generate more gas emissions than "dry tomb" landfills
  Bioreactor landfills generate more odors than "dry tomb" landfills
  Bioreactor landfills may have increased physical instability of waste mass due to increased moisture and density
  The existence of instable liner systems may increase leachate emissions
  The existence of additional liquids may result in surface seepage.

The EPA needs to examine and consider these issues before it will identify specific bioreactor standards or recommend operating parameters.

EBSI's Solution The company's patented steam injection landfill bioreactor system is designed to rapidly transform and degrade a landfill's organic waste to increase the total space available at a landfill and to increase the landfill's production of LFG that, when captured, can be used for energy use. The Steam Injection System allows for decomposition and biological stabilization of landfill waste in a much shorter time than a traditional "dry tomb" landfill.

The Steam Injection System is designed to alleviate several of the problems associated with "wet cell" bioreactors. Steam expands 1,600 to 16,000 times its original volume, which allows the system to operate on only a fraction of the water required in a "wet cell" bioreactor to achieve widespread coverage within the waste prism. Further, since steam is compressible, it enhances settlement of a landfill at a much more efficient rate than liquid.

Steam injection also offers more even distribution throughout the landfill than liquid injection would, which results in less saturation of refuse and more efficient biodegradation. The system allows for easier monitoring than the typical "wet-cell" bioreactor. Further, steam does not contain suspended solids and calcium carbonate and therefore does not plug bottom drains or LFG collectors.

The Steam Injection System allows for varying temperatures of steam to be injected into a landfill. This allows for the injection of lower temperature steam in order to biodegrade organic waste at a faster rate than liquid. It also allows for the injection of higher temperature steam to melt plastics in the landfill, thus creating additional landfill capacity and exposing otherwise unreachable organic materials to decomposition.

In addition, based upon the knowledge and experience of the Company's Chief Engineer, its Steam Injection System can generate three to seven times more LFG than the traditional "wet cell" bioreactor. This additional LFG generation should create a significant economic advantage to landfill operators who use the Steam Injection System.

Business Strategy The company seeks to gain a strong foothold in the landfill market by implementing the following strategic initiatives.

Pre-Qualifying Site. EBSI needs to demonstrate and establish its technology at a prequalifying landfill site. Upon completion of this Offering, management intends to solicit various landfills to allow EBSI to implement its Steam Injection System and conduct field trials on the technology. If successful in soliciting a landfill owner or operator to install its system, the company intends to proceed to install the system and employ the six-step process described above.

In addition, the company will compile detailed data regarding the operation of the system at this site. This data would have dual purposes. First, the company plans to use the data to present to the EPA for analysis and seek to have the EPA approve the use of its Steam Injection System for landfills. In addition, as management believes that EBSI's Steam Injection System is environmentally superior to both "dry-tomb" landfills and "wet-cell" bioreactor landfills, management intends to request that the EPA establish the Steam Injection System as the preferred landfill operation methodology.

Second, the company intends to present the data to other landfills to show them the benefits of using the company's Steam Injection System. Management believes that the results will show that EBSI's system generates more landfill airspace and more LFG than either "dry tomb" landfills or "wet-cell" bioreactor landfills. The company plans to use this initial data, and as it progresses, additional data, as a basis for its industry marketing campaign.

Acquisitions. In order to expedite market presence, the company intends to initiate an acquisition program to obtain small engineering firms already established in the field. The goal is for each of these acquired companies to deploy EBSI's technology on the sites they operate. The ideal acquisition candidates should currently be managing several landfill operations and be able to easily transition to use of the Steam Injection System in the sites that they manage.

Licensing. The company also intends to license its technology to landfill operators and owners in instances where it will not manage the landfill. Management believes that this licensing will provide additional revenue from the deployment of the company's technology into landfills with minimal cost and potentially high profit margins.

International Markets. With a world market roughly the same size as the U.S., the company's long-term growth plan contemplates deployment of its technology into the international markets. If successful in establishing itself in the United States market, EBSI intends to launch an additional marketing campaign overseas.

Installation and Operation The company intends to employ a six-step process to install and operate its steam injection bioreactor system:

  Site Measurements. The company intends to conduct landfill site measurements using the Piezo-Penetrometer Test (PPT). The PPT was developed in the late 1970's and early 1980's to measure the pore-pressure in the soil to determine the level of the groundwater. EBSI intends to use the PPT cone to conduct site measurements across the landfill. The PPT is pushed into the landfill by hydraulic rams mounted on a 20-ton truck to discover the complex composition and produce a three- dimensional model of the landfill. The PPT measures for material types, relative density across varying depths and locations, and pressures of gas, liquid, and vacuum. Based on these findings, the placement of pipes is determined.

  Pipe Insertion. Once the three-dimensional map of the site is created, pipes are inserted into the landfill. The pipes are used for steam injection, methane gas collection, and PPT measurement during biodegradation and settlement. This biodegradation and settlement should result in additional airspace recovery and landfill capacity.

  Low-Pressure Steam Injection. After insertion of the pipes, the injection of low pressure, low heat steam is commenced to produce the optimal environment for biodegradation. The company believes that this steam injection results in significantly better biodegradation results than the current "wet-cell" bioreactors.

  High-Pressure Steam Injection. Thereafter, the injection of high-pressure, high heat steam is commenced to melt plastic bags and expose more organic materials for biodegradation.

  LFG Collection. As the biodegradation process occurs, the LFG generated by this biodegradation is collected using the pipes, PPT probes and sensors installed throughout the site. The company intends to closely monitoring steam injection and vacuum pressures using these probes and sensors to maximize LFG collection.

Monitoring The company intends to use its PPT probes/sensors to constantly monitor the settling of the site. EBSI intends to make necessary adjustments in pipe lengths and locations for both steam injection and gas collection, both of which are easily modified.

Sales and Marketing The company intends to develop and deploy four specific marketing programs to attract potential customers to its business and technology, create brand awareness, and influence an industry that may be reluctant to change.

Trade Associations and Regulatory Lobbying. EBSI will seek to forge alliances and become members of the leading industry associations. This should allow more rapid dissemination of the company's technology and coincide with aggressive lobbying efforts in the regulatory community. A handful of national associations and organizations represent landfill owners and operations in their lobbying efforts with the EPA and other regulatory organizations. In some cases, these organizations hire industry experts to draft "white papers" or "how-to" manuals adopted as industry guidelines. EBSI plans to become a member of key associations, exhibit our technology in trade shows, speak at industry seminars and conferences, and sitting on or chairing committees advocating steam bioreactor use in landfills.

Direct Sales. The company intends to actively market its technology to the owners and operators of municipal solid waste landfills. Using materials and data produced from previous field trials and subsequent operations, EBSI intends to approach landfill owners and operators in both the private and public sectors to license its technology, manage the landfill using its technology, and manage landfill operations.

Reference Marketing. The company believes that the most compelling reason for a landfill owner or operator to switch to its technology will be proven results. Management plans to document and reference the results of the company's test sites and subsequent operations, including airspace recovery results, LFG production, increased profitability for the landfill, and increased regulatory compliance. The company intends to prepare materials that accurately depict "live" landfills using its technology for use in attracting new customers. EBSI also plans to feature this information our web site and present it to various publications for mass dissemination to the industry.

Publicity and Public Relations. In an industry sometimes slow to change, the company understands the importance of strong personal references and "word-of-mouth" advertising. EBSI plans to author, place, and pitch articles in key publications, speak at noted symposiums and conferences, and produce press announcements highlighting significant activities.

Competition The solid waste industry is very competitive. Competition comes from a number of publicly-held companies, locally-owned private solid waste services companies and landfill engineering companies, large commercial and industrial companies handling their own disposal operations, and small private engineering consultants. EBSI also has competition from municipalities and other regional government authorities with respect to management of solid waste landfills. The municipalities and other regional governmental authorities can sometimes offer lower direct charges to the customer for the same service by subsidizing the cost of services through the use of tax revenues and tax-exempt financing.

Operating costs, disposal costs, and collection fees vary widely throughout the geographic areas in which the company intends to operate. EBSI faces competition for both quality of service and pricing considerations. From time to time, competitors may reduce the price of their services and accept lower profit margins in an effort to expand or maintain market share or to successfully obtain competitively bid contracts.

Intellectual Property and Proprietary Rights The company's ability to compete successfully depends, in part, on its ability to protect the proprietary technology contained in its products. EBSI relies upon a combination of patent, trademark, and trade secret laws, together with nondisclosure agreements, to establish and protect proprietary rights in its Steam Injection System and other technology, as well as trade names and other similar property. The company also intends to enter into confidentiality and/or license agreements with its employees, manufacturers, distributors, customers and suppliers, and will limit access to and distribution of proprietary information. If and when implemented, these measures will only afford limited protection, as there can be no assurance that any steps taken will protect these proprietary rights or will be adequate to prevent misappropriation of the technology or the independent development by others of similar technology.

Regis P. Renaud, one of the company's founders, directors, officers, and significant stockholders, has granted to EBSI an exclusive license to a United States patent for the Steam Injection System and any improvements thereon. This patent was issued in October 2002 and provides coverage of the numerous features that make EBSI's Steam Injection System unique. The patent for this Steam Injection System will expire in October 2021.

Under the terms of the company's exclusive license agreement with Mr. Renaud, EBSI has agreed to pay Mr. Renaud a royalty of five percent (5%) on any amounts received from creating increased landfill capacity or LFG production, less royalties payable to third parties for gas production, and before expenses related to the manufacture, sale, or other utilization of the licensed patents. The license is subject to revocation if the company fails to meet the following financing objectives: (1) $350,000 in debt or equity capital by March 31, 2004, (1) an additional $1,000,000 in debt or equity capital by March 31, 2005, and (3) an additional $1,650,000 in debt or equity capital by March 31, 2006.

Regulation The business of the company is subject to extensive and evolving federal, state, provincial and local environmental, health, and safety laws and regulations. These laws and regulations are administered by the EPA and various other federal, state and local environmental, zoning, land use, health, and safety agencies in the United States. Many of these agencies have the power to enforce compliance, obtain injunctions or impose civil or criminal penalties in case of violations.

Currently, the EPA requires all landfills to be "dry tomb" landfills, which means that liquid waste may not be added to a landfill, except in specified circumstances. However, the EPA recently granted permission to certain test sites to conduct research, development, and demonstration of wet-cell bioreactors. The EPA is currently analyzing the risks and benefits of "wet-cell" bioreactors, and the EPA may ultimately either allow or prohibit the use of "wet-cell" bioreactors in the future.

Current EPA regulations neither expressly authorize nor prohibit the injection of steam into a landfill. However, the EPA is aware of the company's technology and has indicated its interest in evaluating the data from its field trials. As with "wet-cell" bioreactors, the EPA may ultimately either expressly allow or prohibit the use of the Steam Injection System on municipal waste landfills in the future. If the EPA prohibits use of the Steam Injection System, EBSI will likely be unable to pursue its current business plan. In addition, the EPA may implement regulations which may significantly increase the cost for the company to operate its Steam Injection Systems. Furthermore, states in which the company operates may also either prohibit the use of the technology or implement restrictive regulations that significantly increase costs of operations. It is possible that EBSI will be unable to obtain or maintain necessary governmental approvals for our technology to be used. Once obtained, such operating permits may be modified or revoked by the issuing agency. Compliance with these and any future regulatory requirements could require the company to make significant capital and operating expenditures.

The primary United States federal statutes affecting the company's business are summarized below:

The Resource Conservation and Recovery Act of 1976, as amended ("RCRA") regulates the handling, transportation and disposal of hazardous and non-hazardous wastes and delegates authority to states to develop programs to ensure the safe disposal of solid wastes. In 1991, the EPA issued its final regulations under Subtitle D of RCRA, which set forth minimum federal performance and design criteria for solid waste landfills. These regulations must be implemented by the states, although states can impose requirements that are more stringent than the Subtitle D standards. EBSI expects to incur costs in complying with these standards in the ordinary course of its operations.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which is also known as Superfund ("CERCLA"), provides for federal authority to respond directly to releases or threatened releases of hazardous substances into the environment. CERCLA's primary means for avoiding such releases is to impose liability for cleanup of disposal sites on current owners and operators, the owners and operators at the time of disposal as well as the generators of the waste and the transporters who select the disposal site. Liability under CERCLA is not dependent on the intentional disposal of hazardous wastes; it can be based upon the release or threatened release even as a result of lawful, unintentional and non-negligent action, of any one of the more than 700 "hazardous substances" listed by the EPA, even in very small quantities.

The Federal Water Pollution Control Act of 1972 (the "Clean Water Act"), establishes rules for regulating the discharge of pollutants into streams, rivers, groundwater, or other surface waters from a variety of sources, including solid waste disposal sites. If run-off from a landfill that we operate may be discharged into surface waters, the Clean Water Act requires EBSI to apply for and obtain discharge permits, conduct sampling and monitoring, and, under certain circumstances, reduce the quantity of pollutants in those discharges. In 1990, the EPA issued additional rules under the Clean Water Act, which establish standards for management of storm water runoff from landfills and which require landfills to obtain storm water discharge permits. In addition, if a landfill or a transfer station discharges wastewater through a sewage system to a publicly-owned treatment works, the facility must comply with discharge limits imposed by the treatment works. Also, if development of a landfill may alter or affect "wetlands," a permit may have to be obtained before such development could commence, affecting the construction or expansion of many landfill sites. The Clean Water Act provides for civil, criminal and administrative penalties for violations of its provisions.

The Clean Air Act of 1970, as amended (the "Clean Air Act"), provides for increased federal, state and local regulation of the emission of air pollutants. The EPA has applied the Clean Air Act to solid waste landfills. Additionally, in 1996, the EPA issued new source performance standards for new landfills and emission guidelines for existing landfills to control emissions of landfill gases. The regulations impose limits on air emissions from solid waste landfills, subject most solid waste landfills to certain permitting requirements and, in some instances, require installation of methane gas recovery systems to reduce emissions to allowable limits.

The Occupational Safety and Health Act of 1970, as amended ("OSHA"), establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration, and various record keeping, disclosures and procedural requirements. Various standards for notices of hazards, safety in excavation and demolition work, and the handling of asbestos, may apply to the company's operations.

There are also various state and local regulations that affect the company's operations. Generally, states have their own laws and regulations. Sometimes states' regulations are stricter than comparable federal laws and regulations. Additionally, landfill management operations could be affected by the trend toward requiring the development of waste reduction and recycling programs. Legislative and regulatory measures to either require or encourage waste reduction at the source and waste recycling have also been considered by the United States Congress and the EPA.

Employees Currently, EBSI has no paid employees. The company intends to hire additional employees if it grows. None of its employees are covered by an ongoing collective bargaining agreement and the relationship between the company and its employees is considered good.

Company Location and Facilities The company's executive office address is located at 1130 N. Lowell Street, Santa Ana, California 92703, and consists of 1,200 square feet of office space. The company leases this space at the rate of $1 per square foot pursuant to a month-to-month lease of $1,200 per month. The company may require a larger office space if it develops. Management believes there is an adequate supply of suitable office space available for lease on terms that are acceptable.

MANAGEMENT

Officers and Directors

The officers and directors of the company are as follows:

Chuck Paige, Chairman of the Board and President;
Frederick Major, Director and Chief Executive Officer;
Reuben Banuelos, Director, Secretary and Vice-President;
Regis P. Renaud, Director and Chief Technical Officer;
Michael Leonard, Director and Chief Operating Officer;
Patrick Rogan, Director and Chief Financial Officer; and
Daniel Bender, Director

Chairman of the Board and President Chuck Paige Chairman and President Chuck Paige has worked in key management roles and as a consultant in sales, marketing, business analysis and administration for OEMs, vendors and service industries, in both international and domestic markets. He has headed new product assessment and development, market penetration studies and developed joint venture agreements and new funding. At DataTech Depot, Inc., Mr. Paige performed market penetration studies for new foreign and domestic distribution, created new product emphasis and established marketing plans. While at Professional Economic Services (a John Hancock Insurance Co.), he developed new markets for insurance products for privately held companies and achieved the million dollar round table his first year. Mr. Paige acquired PES from John Hancock and expanded into new business areas including financial planning. With Walshak Manufacturing, Inc., a manufacturer of prefab building products, Charles established and managed new offices in Atlanta, Georgia and performed marketing feasibility studies for Europe, the Near East, and Central and South America. He also negotiated business agreements in Nicaragua and Saudi Arabia for export and sales of the Company's goods and services. Mr. Paige developed and managed a private tax and business consulting firm serving businesses and individuals and eventually sold the firm.

Director and Chief Executive Officer Frederick Major Director and Chief Executive Officer Frederick Major has a enjoyed a long career as a pioneer in space technology with General Dynamics for 31 years. He served as Director and Chief Engineer for New Technology, Director of Tomahawk Cruise Missile Programs, and Director of the Atlas Centaur Space Programs. The Atlas Centaur Space Systems consisted of a $300 million per year Management and Engineering contract, a $200 million per year Production contract, and a $150 million per year Launch Services Contract which operated out of Florida under his control and responsibility. Previously, Mr. Major served as CEO and President of Oak Leaf Corporation in the development of a new internal combustion engine. Prior to his association with Oak Leaf he was a management consultant for Chamberlain Manufacturing Co. in Waterloo, Iowa and for Hamilton Sundstrand Power Systems in San Diego, California. Mr. Major is a graduate of St. Louis University where he received his Bachelor of Science degree in Aeronautical Engineering plus extensive Graduate Studies in Business Management. In 1987, he received the Extraordinary Achievement Award from the U.S. Air Force for Management Excellence and in 1975 and 1978 he was selected as Manager of the Year.

Reuben Banuelos, Director, Secretary and Vice-President Reuben Banuelos has over 25 years of business experience in the fields of sales and marketing and new business development. During this time he has been successfully involved in two startup operations that have gone to be leaders in their industry. Personally overseeing each new development, Mr. Banuelos has structured and helped design marketing and operational techniques that are used by other businesses today. His visionary strengths have been a major factor in integrating strategies that have helped maximize "return on investment" in his part of business development. Mr. Banuelos was responsible for pioneering one of the first major collision repair facilities in South Orange County. These include Mission Auto Collision and General/ FixAuto USA. During this time his primary responsibilities were to market insurance companies and to establish relationships that provided on going streams of business. His success at this helped the companies to establish relationships with major insurance companies such as State Farm, Allstate, Aetna, and Farmers, which constituted a major increase in business for these companies. In addition these facilities routinely recorded this industries highest customer satisfaction survey results. In addition to focusing on marketing and sales, he assisted in the design and structure of operational procedures to streamline processing of day to day operations. In the year 2000, General partnered with FixAuto USA a major conglomerate as one of their corporate facilities. Since then General was purchased by FixAuto USA and remains a state of the art facility. Currently, Mr. Banuelos sits on an advisory board for SAG, a marketing consulting group currently working with DRP Network, an internet-based software company.

Director and Chief Technical Officer Regis P. Renaud Regis P. Renaud is the Chief Technical Officer, Co-Founder, and a member of the Board of Directors of the Company. Since 1996, Mr. Renaud has been the President and owner of Smartworm Technology Inc. (STI), where he developed and patented the Steam Injection Method for Landfill Bioreactors. A published author of numerous articles on landfill management and technology, Mr. Renaud served as Manager of Innovative Technology from 1991 through 1996, evaluating and developing techniques for remediation of soil, water and air; implementing remedial work plans at several superfund sites and landfills, and developing landfill-mapping techniques for trash and gas extraction systems. Mr. Renaud has recently completed site projects for the Walt Disney Co., Shea Homes, the L.A. School District, Southern California Edison, and a half-dozen Southern California landfills.

Director and Chief Financial Officer Patrick Rogan Director and Chief Financial Officer Patrick Rogan also currently serves as CFO for P.D. Roizan & Associates, Tustin Ranch, California, a firm he has been employed at from 1991. His primary responsibilities there include planning, coordinating, implementing and completing management consulting engagements, including business valuations, assisting and advising clients in financial and business management decisions; preparing financial forecasts, strategic planning, business plans, cash flow and tax projections; preparing business and personal income tax returns; performing CFO and controller functions; computer consultation including installation, training and support in managing and operating Novell & Microsoft networks and numerous software programs. He has performed numerous system and accounting software installations, integration implementation, training and support. Mr. Rogan is an EDI specialist, assisting clients with their EDI implementations and coordination with trading partners. He implements purchase orders, invoices, cash remittances, advanced ship notices and numerous other transaction sets. Some of the client groups he has performed services for in numerous industries include manufacturing, real estate, nurseries, wholesale, retail, distribution, investment companies, building materials, jewelry, household goods, cosmetics and personal care products, food products, technology companies, automobile parts, service related industries, accounting and legal professionals.

Director and Chief Operating Officer Michael Leonard Director and Chief Operating Officer Michael Leonard is a registered civil engineer (California, Alaska, Utah, Texas, Arizona and Illinois) with over 28 years of civil design and environmental engineering experience. Mr. Leonard's innovative, durable designs have ranged in scope from a 100-million ton landfill expansion to smaller excavation and capping projects. His design of cap, cover, subsurface collection and drainage, and surface water management systems for solid and hazardous waste facility closures have consistently gained agency approval and have been cost-effective to implement. He has prepared Environmental Impact Study/Environmental Impact Reports (EIS/EIR) documents for landfill permitting, landfill operating records, managed operations of a 2,000 tpd Municipal Solid Waste (MSW) landfill, performed several solid waste assessment tests, authored closure/postclosure plans, and completed highly complex seismic engineering analyses for several waste storage facilities and landfills.

Director Daniel Bender Director Daniel Bender is an entrepreneur who has founded and assisted many startup companies over the course of his career. He is currently the owner and operator of Daniel's Bodacious Bistro in Ojai, California. He was founder and President of Cupid's Network, Inc., a dating software company started in 1990. That company developed matchmaking software for Helena VIP, a former matchmaking company in Beverly Hills, California. Cupid's Network, Inc. also teamed up with Automated Communications Corporation of Michigan to develop a sophisticated 900 number IVR system catering to the singles and alternative lifestyles market. The company also developed and maintained a database software system for an alternative lifestyles magazine publisher. The company started two websites in 1995 that became leaders in the singles industry: American Singles (www.americansingles.org), originally based on the non-profit American Singles organization; and Cupid's Network (www.cupidnet.com), a directory listing of over 2,000 singles websites. Cupid's Network was acquired by Matchnet, PLC in May, 1999 for $3.6 million. Shortly after selling the company to Matchnet, Mr. Bender helped the firm to create and operate a German version of American Singles called DeutscheSingles.de, which can be found at www.matchnet.de. He also currently operates the website www.weather.org since 1995 as a public service. Mr. Bender has an Associate of Arts degree from Pasadena City College. He is a telecommunications major with an emphasis in television engineering.

Relationships None of the aforementioned directors and officers are related by blood.

Indemnification Arrangements The Company's Bylaws provide for the indemnification of, and the advancement of expenses to, the directors and officers of the Company in connection with proceedings and claims arising out of their status as such to the fullest extent permitted by the laws of the State of Nevada. In addition, the Bylaws contain certain provisions intended to facilitate receipt of such benefits. The Company also intends to purchase customary directors' and officers' liability insurance policies for its directors and officers, if such insurance is available at a cost that the Board of Directors deems prudent.

Executive Compensation The Company has had no significant or material operations since inception in 2002 and consequently since that time has not compensated any employees or officers. Upon receipt of funds by the Company, from any source, in any aggregate amount equal to or greater than one million dollars ($1,000,000), EBSI intends to compensate its Chairman and President Chuck Paige, Secretary Reuben Banuelos, Chief Technical Officer Regis P. Renaud, and Chief Financial Officer Patrick Rogan, at an annual salary of $120,000, $120,000, $120,000, $42,000, respectively. No other compensation has been decided upon for any of the Company's other executive officers by the Company's Board of Directors although it is anticipated that other executive salaries will be added should the Company be successful in its expansion plans.

Compensation of Directors All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting the company's business. From time to time the company may engage certain members of the board of directors to perform services on its behalf. In such cases, the company will compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

Stock Option Plan The company does not currently have a stock option plan. The company's board of directors intends to reserve shares of its common stock for issuance under an employee stock option plan, the terms of which have yet to be determined.

CERTAIN TRANSACTIONS

Stock Split

On March 15th, 2004, the board of directors voted to convert the total outstanding 15,902,333 shares of common stock through a forward split by a factor of 1 to 2.25. Hence, all common shareholders received 2.25 new common shares in exchange for each existing common share outstanding. As of March 15, 2004, the new total of common shares issued and outstanding by the company was 35,780,249.

Potential Conflicts of Interest

Regis P. Renaud, the Company's Chief Technical Officer and a member of the board of directors, is also the principal shareholder and President of Smartworm Technology Inc. (STI). Smartworm Technologies, Inc., is an engineering firm involved in the development of landfills and landfill engineering. Regis P. Renaud, one of the company's founders, directors, officers, and significant stockholders, has granted to EBSI an exclusive license to a United States patent for the Steam Injection System and any improvements thereon. This patent was issued in October 2002 and provides coverage of the numerous features that make EBSI's Steam Injection System unique. The patent for this Steam Injection System will expire in October 2021. Although the company and Smartworm Technologies, Inc. have separate landfill market objectives, there can be no assurance that there may be a business opportunity in which both companies may be interested. In addition, there may be opportunities which the Company and Smartworm Technologies, Inc., may be jointly involved in and from which both companies expect to make a profit. Consequently should a conflict or a joint opportunity occur, Mr. Renaud has orally agreed in statements to the Board of Directors of the Company, that Smartworm Technologies, Inc., will not pursue any conflicting opportunity and he will abstain from any voting by the Board of Directors concerning such opportunities. However, there can be no assurance that other conflicts of interest involving Mr. Renaud or entities in which Mr. Renaud owns a substantial interest may not arise. See "Certain Transactions".

Transactions with Directors and Officers The Company does not engage in any transactions affiliated with any of the directors of officers of the Company, except for the exclusive license granted to the Company by Director and Chief Technology Officer Regis P. Renaud to a United States patent for the Steam Injection System and any improvements thereon.

Under the terms of the company's exclusive license agreement with Mr. Renaud, EBSI has agreed to pay Mr. Renaud a royalty of five percent (5%) on any amounts received from creating increased landfill capacity or LFG production, less royalties payable to third parties for gas production, and before expenses related to the manufacture, sale, or other utilization of the licensed patents. The license is subject to revocation if the company fails to meet the following financing objectives: (1) $350,000 in debt or equity capital by March 31, 2004, (1) an additional $1,000,000 in debt or equity capital by March 31, 2005, and (3) an additional $1,650,000 in debt or equity capital by March 31, 2006.

Limitation of Liability of Directors and Indemnification of Directors and Officers As permitted by Section 78.751 of the Nevada Revised Statutes, the company's articles of incorporation include a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duty as directors to the fullest extent permitted by the Nevada Revised Statutes. In addition, as permitted by Section 78.751 of the Nevada Revised Statutes, the company's bylaws provide that it may, in its discretion, (i) indemnify its directors, officers, employees and agents and persons serving in such capacities in other business enterprises at the company's request, to the fullest extent permitted by Nevada law, and (ii) advance expenses, as incurred, to its directors and officers in connection with defending a proceeding.

The company may enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 78.751 of the Nevada Revised Statutes and the bylaws as well as certain additional procedural protections.

The indemnification provisions in the company's bylaws and the indemnification agreements that it may enter into with its directors and officers may be sufficiently broad to permit indemnification of the company's directors and officers for liabilities arising under the Securities Act. However, the company is aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of the company's outstanding capital stock by: (i) each person or entity or person who is an officer or partner in such entity known by the company to beneficially own more than five percent of the company's common stock; (ii) each of the company's officers and directors; and (iii) all of the company's officers and directors as a group. The Post Offering Shares assume that the offering is fully-subscribed. Shares reserved for outstanding Warrants, options and incentive grants are not included in the Post Offering equity calculations.

Name of Beneficial	Shares Beneficially		Shares Beneficially
Owner or Group(1)	Owned Prior to the Offering		Owned Post Offering

	Shares	Equity	Shares	Equity

Paige Family Trust(2)	9,000,000	25.12%	9,000,000	22.32%

Regis P. Renaud	9,000,000	25.12%	9,000,000	22.32%
Director and Chief Technology Officer

Reuben Banuelos	9,000,000	25.12%	9,000,000	22.32%
Director, Secretary and Vice-President

Equishare Financial(3)	4,500,000	12.56%	4,500,000	11.16%

Patrick Rogan	350,000.98%		350,000	8%
Chief Financial Officer

All Officers and Directors as a Group	27,350,000	76.33%	27,350,000	67.82%

(1) The address for these persons or entities named above is P.O. Box 5326, Diamond Bar, California 91765, except where otherwise noted.

(2) Paige Family Trust is an affiliate of Charles Paige, Chairman of the Board and President of Environmental Bioscience, Inc. The address for this entity is 3509 Connecticut Ave. NW #1000, Washington, D.C. 20008.

(3) The address for this entity is 39 Killian Way, Rancho Mirage, California 92270.

All officers and directors of Environmental Bioscience, Inc., as a group, hold, either directly or indirectly, 27,350,000 shares or 76.33 percent of the total common shares of the issuer currently issued and outstanding. There have been no preferred shares issued to any officer or director of the company.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this Memorandum and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this Memorandum.

DESCRIPTION OF CAPITAL STOCK

The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. Upon completion of the Offering 40,330,249 shares of common stock will be outstanding.  No shares of preferred stock have been issued.

Common Stock

The holders of Common Stock of the Company are entitled to one vote per share on all matters submitted to a vote of the stockholders. Cumulative voting of shares of Common Stock is prohibited and there are no pre-emptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Subject to the prior rights of creditors, all shares of Common Stock are entitled in the event of liquidation to participate ratably in the distribution of all remaining assets of the Company.

Shares Eligible for Future Sale

Upon completion of the Offering, the Company will have 40,330,249 shares of Common Stock outstanding. Of these shares, the 4,500,000 shares sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased at any time by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act). All of the remaining shares of Common Stock outstanding (35,830,249) are held by existing stockholders and were sold without registration under the Securities Act in reliance upon an exemption from registration and will be "restricted" securities within the meaning of Rule 144, 358,302 of which will be eligible for sale in August 2005.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned "restricted" shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (403,302 shares immediately after the Offering) or the average weekly trading volume of Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provision, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to be an "affiliate" of the Company at any time during the 90 days preceding a sale, and who has beneficially owned "restricted" shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to the volume or manner of sale limitations referred to above. The Company can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

The Company, as of the date of this Prospectus, has approximately 30 stockholders of record. Although the Company is a reporting company pursuant the Securities Act, its Common Stock is not actively traded and there does not currently exist any market makers for the Common Stock of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Pacific Stock Transfer, P.O. Box 93385, Las Vegas, Nevada 89193.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective March 29, 2004, the Company by act of its board of directors, engaged the firm of Moore Stephens Wurth Frazer and Torbet, LLP, an Independent Registered Public Accounting Firm as its principal accountant to audit the Company's financial statements. The Company had not consulted with the newly engaged independent accountant on accounting matters prior to its engagement.

LEGAL MATTERS

The validity of the issuance of certain of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Alan W. Curtis, Attorney at Law, Newport Beach, California.

EXPERTS

The financial statements of the company as of March 31, 2004, and  March 31, 2003 and for the year ended March 31,2004 and for the period from inception (October 2002) through March 31, 2003, and for the period from inception (October 2002) through March 31, 2004 have been included herein and in the registration statement in reliance upon the reports, included herein, of Moore Stephens Wurth Frazer and Torbet, LLP, an Independent Registered Public Accounting Firm, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov". The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's correspondence office: P.O. Box 5326, Diamond Bar, California 91765 (949) 571-0221.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of March 31, 2004 and 2003	F-3

Statements of Operations for the period October 30, 2002 (Inception)
to March 31, 2004, for the year ended March 31, 2004, and for the period October 30, 2002 to March 31, 2003	F-4

Statements of Cash Flows for the period October 30, 2002 (Inception)
to March 31, 2004, for the year ended March 31, 2004, and for the period October 30, 2002 to March 31, 2003	F-5

Statement of Stockholders' Equity for the periods ended October 30, 2002 (Inception)
to March 31, 2004	F-6

Notes to the Financial Statements	F-7

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders
Environmental Bioscience, Inc.
 (A Development Stage Company)

We have audited the accompanying balance sheets of Environmental Bioscience, Inc. (a Development Stage Company) as of March 31, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the year ended March 31, 2004 and for the period from October 30, 2002 (inception) to March 31, 2003 and for the period from October 30, 2002 (inception) to March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Environmental Bioscience, Inc. as of March 31, 2004 and 2003 and the results of its operations and its cash flows for the year ended March 31, 2004 and for the period from October 30, 2002 (inception) to March 31, 2003 and for the period from October 30, 2002 (inception) to March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

August 11, 2004
Orange, California

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
MARCH 31, 2004 AND 2003

	2004	2003
Assets

Current assets

Cash	$260,127	$-
Loan to shareholder	12,000
Interest receivable	188	-

Total current assets	$272,315	$-

Liabilities and shareholders' equity

Current liabilities

Accounts payable and accrued liabilities	$6,091	$1,500
Notes payable	250,000	-

Total current liabilities	256,091	1,500

Shareholders' equity

Common stock, $0.001 par value
50,000,000 shares authorized
35,830,249 shares issued	35,830

Additional paid-in capital	92,913

Stock subscription receivable	(14,443)

Deficit accumulated during the development stage	(98,076)	(1,500)

Total shareholders' equity	16,224	-

Total liabilities and shareholders' equity	$272,315	$-

The accompanying notes are an integral part of these financial statements.

-F-3

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	October 30, 2002	For the year		October 30, 2002
	(Inception) to	ended		(Inception) to
	March 31, 2004	March 31, 2004		March 31, 2003
Expenses:

Marketing expense	$18,212	$18,212		$-
Office and miscellaneous	8,455	8,455		-
Outside services	13,285	13,285		-
Professional and legal fees	57,621	56,121		1,500
Rent	600	600		-

Total operating expense	(98,173)	(96,673)		1,500

Other income (expense):

Interest income	188	188		-
Interest expense	(91)	(91)		-

Total income and (expense)	97	97		-

Net loss for the period	$(98,076)	$(96,576)	$	(1,500)

Basic and diluted loss per share		$(0.0039)		$-

Weighted average number
of shares outstanding		24,830,196		-

The accompanying notes are an integral part of these financial statements.

-F-4

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	October 30, 2002	For the year	October 30, 2002
	(Inception) to	ended	(Inception) to
	March 31, 2004	March 31, 2004	March 31, 2003
Operating Activities
Net loss for the period	$(98,076)	$(96,576)	$(1,500)
Adjustments to reconcile net loss to net cash
used in operating activities:

Increase in interest receivable	(188)	(188)	-
Increase in accounts payable
and accrued liabilities	6,091	4,591	1,500

Net cash used
in operating activities	(92,173)	(92,173)	-

Investing Activity
Loan to shareholder	(12,000)	(12,000)	-

Net cash used
in investing activity	(12,000)	(12,000)	-

Financing Activity
Capital stock issued	114,300	114,300
Notes payable	250,000	250,000	-

Net cash provided
by financing activity	364,300	364,300	-

Increase in cash during the period	260,127	260,127

Cash, beginning of the period	-	-	-

Cash, end of the period	$260,127	$260,127	$-

Supplemental disclosure of cash flow information non cash activity:

Capital stock
exchanged for receivable	$12,080	$12,080	$-

The accompanying notes are an integral part of these financial statements.

-F-5

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED MARCH 31, 2004 AND
FOR THE PERIOD FROM OCTOBER 30, 2002 (INCEPTION) TO MARCH 31, 2003

					Deficit
					Accumulated
	Common stock,		Additional	Stock	During the
	no par value		Paid-In	Subscription	Development
	Shares	Amount	Capital	Receivable	Stage	Totals

Balances, Inception	-	$-	$-	$-	$-	$-

Net loss	-	-	-	-	(1,500)	(1,500)

Balances, March 31, 2003	-	-	-	-	(1,500)	(1,500)

Issuance of common stock

at $0.001	14,843,333	14,843	-	(14,443)	-	400

at $0.10	1,139,000	1,111	112,789	-	-	113,900

2.25 to 1 stock split	19,807,916	19,876	(19,876)	-	-	-
as of March 31, 2004

Net loss	-	-	-	-	(96,576)	(96,576)

Balances, March 31, 2004	35,830,249	$35,830	$92,913	$(14,443)	$(98,076)	$16,224

The accompanying notes are an integral part of these financial statements.

-F-6

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Nature and continuance of operations

Environmental Bioscience, Inc. ("the Company" or "EBSI") was formed to maximize the efficiency of municipal waste landfills through the use of a new, exclusively licensed, patented technology, generating substantial additional revenue and significant environmental benefits. The Company has retained the exclusive rights to market Regis Phillip Renaud's patented "Method and Apparatus for Injecting Steam into Landfills" (U.S. Patent #6,471,443B1, issued October 29, 2002) for a royalty fee for each site use.

The terms of that license agreement requires that Company to secure third party financing through loans or issuance of stock of the Company equal to (1) $350,000 on or before March 31, 2004; (2) $1,000,000 on or before March 31, 2005; and (3) $3,000,000 on or before March 31, 2006. The Company will obtain an "exclusive license" when the accumulated total sum of $3,000,000 or more has been obtained by the Company anytime before the deadline as shown above. The Company has met its obligation through March 31, 2004.

This process has not yet determined whether the technology is economically feasible. Sources of revenue are contingent upon the patented process being proven technology feasible and the Company is able to obtain necessary financing to finance future development projects.

These financial statements have been prepared on a going concern basis. The Company has accumulated losses of $98,076 since inception. Continuation as a going concern is dependent upon the Company's ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and its liabilities arising from normal business operations as they come due.

Management of the Company intends to file in an SB2 registration Statement, which includes a shareholder offering of 4,500,000 common shares at $1 per share. This offering is subject to regulatory approval.

The Company was incorporated in the State of Nevada on October 30, 2002. The Company did not begin operations until July 2003.

-F-7

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies

Development stage company

The Company complies with Financial Accounting Board Statement No. 7 and Securities and Exchange Commission Act Guide for its characterization of the Company as development stage.

Cash equivalents

The Company considers all unrestricted highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentration of credit risk arising from cash deposits in excess of insured limits

The Company maintains most of its cash balances at one financial institution and the balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At March 31, 2004, the Company's uninsured cash balances totaled approximately $160,000. The Company has not experienced any losses in such accounts and Management does not believe it is exposed to any significant risks for cash in bank accounts.

Property and equipment

Property and equipment will be stated at cost less accumulated depreciation and amortization. Depreciation and amortization will be computed on a straight-line basis over the estimated useful lives of the individual assets.

The related cost and accumulated depreciation of assets retired or otherwise disposed of will be removed from the accounts and the resulting gain or loss will be reflected in the statement of operations. Maintenance and repairs will be expensed currently while major renewals and betterments will be capitalized.

The Company's long-term assets will be reviewed annually as to whether their carrying value has become impaired. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. Management will also re-evaluate the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

As of March 31, 2004, the Company did not have long-term property and equipment.

-F-8

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (continued)

Revenue and receivables

The Company provides services to landfills embracing the Company's patented technology. Licensing fees from landfills employing the Company's technology and consulting fees revenue is recognized when services are rendered. It is anticipated that the Company will grant credit to the majority of its customers on terms ranging from fifteen to sixty days. Potential loss amounts associated with the granting of credit will be included in Management's estimate of the allowance for doubtful accounts. It is not the policy of the Company to require collateral from its customers in order to grant credit.

Environmental costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimate and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates.

-F-9

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (continued)

Income taxes

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards ("FAS"), No. 109 "Accounting for Income Taxes". Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for deferred tax assets if it is uncertain as to the future realization of these benefits.

Basic and diluted loss per share

The Company reports basic loss per share in accordance with the FAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

Fair value of financial instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 3 - Notes payable

The company has entered into an agreement with individuals and companies to borrow $250,000 at an interest rate of 3% per annum. The notes payable are secured by 2,500,000 shares of the Company's stock. The due dates of the notes are undeterminable as the holders of the notes have the right to determine how the proceeds will be repaid. The Company is treating these loans as current liabilities.

-F-10

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 3 - Notes payable (continued)

The Company granted the lenders the right to convert these loans into warrants, entitling the lenders to acquire 2,500,000 shares of stock at $.10 per share. In addition, as an incentive to make the loans, the Company granted additional warrants equaling 25% of the 2,500,000 already granted (625,000 shares at $.10 per share). Accrued and unpaid interest can also be converted into stock rather than a cash payment.

The warrants may be exercised at anytime, prior to the existence of the following conditions. The warrants must be exercised, based on the following conditions;

(1) When the Company stock price on a publicly recognized exchange meets or exceeds $1.00 per share for 3 out of 5 consecutive market days; (2) At said time optionee will have ten days to exercise all warrants and fully pay the exercise price of $0.10 per share; (3) Warrants not exercised will be forfeited; and (4) All Security and Exchange Commission restrictions and conditions will apply.

Note 4 - Income taxes

The significant component of the Company's deferred tax asset is a net operating loss carry forward. The Company has provided an allowance of 100% against the deferred tax asset, as it is unknown whether the Company will be able to utilize the asset. No provision for income taxes has been provided in these financial statements due to the net loss. At March 31, 2004 the Company has net operating loss carry forwards, which expire commencing in 2024, totaling approximately $98,076, the benefit of which has not been recorded in the financial statements.

The Company has incurred net operating losses for tax purposes in the current year. The Company has not reflected any benefit of such net operating loss carry forwards in the accompanying financial statements. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

Federal net operating loss carry forward	$32,800
Valuation allowance	(32,800)
Net deferred tax asset	$-

-F-11

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 4 - Income taxes (continued)

The provision for income taxes differs from the expected tax expense, computed by applying the federal corporate rate of 34% to earnings before income taxes as follows:

Expected federal benefit at 34%	$32,800
Change in valuation allowance	(32,800)
Net provision for income taxes	$-

Note 5 - Office lease

The Company has entered into a verbal month to month operating lease for office space for $1,275 per month. As of March 31, 2004 $600 has been recorded as rent expense.

There are no future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of March 31, 2004.

Note 6 - New accounting standards

In December 2003, the FASB issued Interpretation No. 46 and revised as No. 46 (R), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," effective February 1, 2003. Interpretation No. 46 requires the primary beneficiary of a variable interest entity ("VIE") to consolidate the VIE under certain circumstances. Interpretation No. 46 is effective for all new VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, Interpretation No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The adoption of this pronouncement did not have a significant impact on the financial condition or results of operations of the Company.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not expect the adoption of SFAS No. 149 to have a significant impact on the financial condition or results of operations of the Company.

-F-12

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 6 - New accounting standards (continued)

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," which establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. For example, the Statement requires liability classification for a financial instrument issued in the form of shares that are mandatorily redeemable, e.g., includes an unconditional obligation requiring the issuer to redeem it by transferring its assets at a specified or determinable date or dates or upon an event that is certain to occur. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a significant impact on the financial condition or results of operations of the Company.

In December 2003, the FASB revised Statement of Financial Accounting Standards No 132 (revised 2003), "Employer's Disclosure about Pensions and Other Post Retirement Benefits," ("SFAS No. 132(R)"). SFAS No. 132(R) amends SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This Statement retains the disclosure requirements contained in SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which it replaces. It also requires additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

Note 7 - Related party transactions

As noted in Note 1 and Note 9 there are potential related party transactions. No payments have been made during the period July 1, 2003 through March 31, 2004.

On January 28 and February 9, 2004, the Company loaned a principal shareholder an aggregate sum of $12,000 at an interest rate of 3% per annum due on or before one year from the date of the loan.

-F-13

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 7 - Related party transactions (continued)

On August 18, 2003, four shareholders purchased 12,080,000 common stock shares by issuing a note payable(s) to the Company at an annual interest rate of 2% per annum. The amount of these note receivables equal $12,080 with a due date of August 18, 2005. The Company reflects these note receivable transactions as a reduction in stockholders' equity and are included in stock subscription receivable totaling $14,443 on the accompanying balance sheet.

Note 8 - Capital transactions

Common stock issued for cash

In August 2003, the Company issued 14,843,333 shares to Charles Page, Rueben Banuelos, Regis Renuad, Barbara Altemeier, James LeBloch, Patrick Rogan, Ed Sullender, and Equishare Financial, Inc., the founders of the Company. The initial cash consideration for these shares totaled $14,843 ($0.001 per share). As of March 31, 2004, the amount due of $14,443 for the issuance of shares is included on the accompanying balance sheet as stock subscription receivable.

During fiscal year 2004, the Company issued 1,143,000 shares of common stock for cash totaling $104,300 ($0.10 per share).

No offering costs were incurred in association with the issuance of the above common stock issued for cash.

Common stock issued for services

The Company values all shares issued for services based on the fair value of the common shares issued for such services.

During fiscal year 2003, the Company issued 977,000 shares of common stock for professional and outside services valued at $97,600 and $100 cash ($0.10 per share). The Company also issued 150,000 shares of common stock for salaries and bonuses to an officer and employee valued at $10,000 and $5,000 cash ($0.10 per share).

-F-14

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 8 - Capital transactions (continued)

Stock warrants

The Company has granted to purchase Common Stock to holders of the notes payable (See Note 3). Information regarding these warrants for the period ended March 31, 2004 follows:

Beginning Balance	-
Issued	625,000

Ending balance	625,000

Common stock held as collateral

The Company has three notes payable totaling $250,000 (see note 3) which provide common stock as collateral totaling approximately 2,500,000 shares.

Stock split

On March 15, 2004, the Company's Board of Directors elected to perform a 2.25 for 1 forward stock split. The stock split increased the number of outstanding shares from 15,982,333 to 35,830,249. The stock split had no effect on the percentage ownership of the shareholders.

-F-15

ENVIRONMENTAL BIOSCIENCE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 9 - Business risks and contingencies

Potential conflict of interest

Regis P. Renaud, the Company's Chief Technical Officer and a member of the board of directors, is also the principal shareholder and President of Smartworm Technology Inc. (STI). Smartworm Technologies, Inc., is an engineering firm involved in the development of landfills and landfill engineering. Regis P. Renaud, one of the company's founders, directors, officers, and significant stockholders, has granted to EBSI an exclusive license to a United States patent for the steam injection system and any improvements thereon. This patent was issued in October 2002 and provides coverage of the numerous features that make EBSI's steam injection system unique. The patent for this steam injection system will expire in October 2021. Although the Company and Smartworm Technologies, Inc. have separate landfill market objectives, there can be no assurance that there may be a business opportunity in which both companies may be interested. In addition, there may be opportunities which the Company and Smartworm Technologies, Inc., may be jointly involved in and from which both companies expect to make a profit. Consequently should a conflict or a joint opportunity occur, Mr. Renaud has agreed in writing that Smartworm Technologies, Inc., will not pursue any conflicting opportunity and he will abstain from any voting by the Board of Directors concerning such opportunities. However, there can be no assurance that other conflicts of interest involving Mr. Renaud or entities in which Mr. Renaud owns a substantial interest may not arise.

Contract obligations and indemnifications

In the course of doing business, the Company enters into various agreements related to the use of the technology. These agreements typically include commitments and indemnifications which could create a liability for the Company in the event of damages or injuries related to a product defect on a project. Management believes the Company is adequately insured. However, future claims related to these agreements could significantly affect the Company's financial results if a loss was incurred as a result of these agreements.

Note 10 - Subsequent events

Subsequent to the year end, the Company has entered into an agreement with an officer of the Company to grant an option to purchase, during the term of employment, 350,000 shares of the common stock at the price of a $0.001 per share on the execution of the contract and every six months thereafter. The officer can purchase additional shares of not more than 350,000 of those shares every six months commencing on August 1, 2004 until a total of 2,100,000 shares are purchased.

-F-16

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an
offer to buy such securities in any circumstances in which such offer or		4,500,000 Shares
solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the
Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

		ENVIRONMENTAL BIOSCIENCE, INC.
TABLE OF CONTENTS	Page	(EBSI)

Prospectus Summary	3
Risk Factors	5
Use of Proceeds	14
Dividend Policy	14
Dilution	15	Common Stock
Capitalization	16
Selected Financial Information	17
Management's Discussion and Analysis of
Financial Condition and Results of
Operations	18
Business	21
Management	31
Certain Transactions	33
Principal Stockholders	35
Description of Capital Stock	36	P R O S P E C T U S
Legal Matters	37
Experts	37
Additional Information	38
Index to Financial Statements	F-1

		August 16, 2004

Until September 10, 2004 (25 days after the date of this
Prospectus), all dealers effecting transactions in the
registered securities, whether or not participating in this
distribution, may be required to deliver a Prospectus. This
delivery requirement is in addition to the obligations of
dealers to deliver a Prospectus when acting as Underwriters
and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Reference is hereby made to the provisions of Section 78.751 of the Nevada Revised Statutes which provides for indemnification of directors and officers under certain circumstances.

Reference is hereby made to Article IV of Registrant's Articles of Incorporation which is filed as Exhibit A.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

Registration Fee	$570
Printing Expenses*	N/A
Legal Fees and Expenses*	$35,000
Accounting Fees and Expenses*	$35,000
Blue Sky Fees and Expenses*	N/A
Transfer Agent Fees and Expenses*	$1,000
Misc.*	N/A

Total	$71,570

*Estimated

Item 26. Recent Sales of Unregistered Securities.

The following provides information of all sales of outstanding stock which were not registered under the Securities Act of 1933.

In connection with the Registrant's organizational activities, 14,843,333 shares of common stock were issued to founders, officers and others including, Charles Paige (Paige Family Trust), Reuben Banuelos, Regis P. Renaud, Equishare Financial, Inc., Ed Sullender, James LeBloch, Patrick Rogan, and Barbara Altemeier (BJA Family Trust) on November 3, 2003 for a consideration of $.001 per share. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933, as amended. Shareholders, as directors and/or officers are "accredited investors" defined in Rule 501.

The Company issued 1,059,000 shares of common stock to various investors for $.010 per share on November 3, 2003. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933, as amended. Shareholders are "accredited investors" defined in Rule 501.

On March 15th, 2004, the board of directors voted to convert the total outstanding 15,902,333 shares of common stock through a forward split by a factor of 1 to 2.25. Hence, all common shareholders received 2.25 new common shares in exchange for each existing common share outstanding. As of March 15, 2004, the new total of common shares issued and outstanding by the company was 35,780,249.

The Company completed loan agreements for a total amount of $250,000, convertible to common stock at the rate of $0.10 per share to the following individuals: Wade Loudermilk, James Banuelos, and GAC, Inc. Such loans were completed at 3% interest and are convertible to common stock. The notes payable are secured by 2,500,000 shares of the Company's stock. The due dates of the notes are undeterminable as the holders of the notes have the right to determine how the proceeds will be repaid. The Company is treating these loans as current liabilities.

The Company granted the lenders the right to convert these loans into warrants, entitling the lenders to acquire 2,500,000 shares of stock at $.10 per share. In addition, as an incentive to make the loans, the Company granted additional warrants equaling 25% of the 2,500,000 already granted (625,000 shares at $.10 per share). Accrued and unpaid interest can also be converted into stock rather than a cash payment.

The warrants may be exercised at anytime, prior to the existence of the following conditions. The warrants must be exercised, based on the following conditions;

(1) When the Company stock price on a publicly recognized exchange meets or exceeds $1.00 per share for 3 out of 5 consecutive market days; (2) At said time optionee will have ten days to exercise all warrants and fully pay the exercise price of $0.10 per share; (3) Warrants not exercised will be forfeited; and (4) All Security and Exchange Commission restrictions and conditions will apply.

All of such securities were not solicited by advertising or any general solicitation and contain a restrictive legend.

Item 27. Exhibits.

Exhibit No.	Description

A	Original, Amended and Restated Articles of Incorporation of the Registrant

B	Bylaws of the Registrant

C	License Agreement

D	U.S. Patent #6,471,443

E	Update on Federal Rules: RD&D and EPA MACT

F	Secured Interest Bearing Promissory Notes

G	Stock Purchase Warrants at $0.10 per share Issued to Wayne Loudermilk, James
Banuelos, and GAC, Inc.

H	Employment Contracts

I	Opinion of Counsel

J	Consent of Counsel

K	Consent of Independent Registered Public Accounting Firm

Item 28. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That for the purpose of determining any liability under the Securities Act of 1935, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Newport Beach and California on August 16, 2004.

ENVIRONMENTAL BIOSCIENCE, INC.

By: /s/ Chuck Paige
Chuck Paige
Chairman of the Board of Directors and President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed below by the following persons on behalf of the Registrant in the capacities indicated on August 16, 2004

Signature	Title

/s/ Chuck Paige	Chairman of Board and President
Chuck Paige

/s/ Frederick Major	Director and Chief Executive Officer
Frederick Major

/s/ Reuben Banuelos	Director, Secretary and Vice-President
Reuben Banuelos

/s/ Regis P. Renaud	Director and Chief Technical Officer
Regis P. Renaud

/s/ Michael Leonard	Director and Chief Operating Officer
Michael Leonard

/s/ Patrick Rogan	Director and Chief Financial Officer
Patrick Rogan

/s/ Daniel Bender	Director
Daniel Bender

EXHIBIT A - Original, Amended and Restated Articles of Incorporation of the Registrant

ARTICLES OF INCORPORATION
OF
Environmental BioScience, Inc.

Pursuant to the Nevada Revised Statutes (NRS-78), the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

ARTICLE ONE

The name of this corporation is: Environmental Bioscience, Inc.

ARTICLE TWO

The name and address in this state of the corporation's initial registered agent:

Nevada Incorporating Company
723 South Casino Center Blvd.,
2nd Floor
Las Vegas, Nevada 89101

ARTICLE THREE

This corporation is authorized to issue one hundred fifty thousand (150,000) shares with a par value of one tenth of a cent ($0.001) per share.

ARTICLE FOUR

The first Board of Directors/Trustees shall consist of one member whose name and address is as follows:

Reuben Banuelos
723 South Casino Center Blvd.
2nd floor
Las Vegas, Nevada 89101

ARTICLE FIVE

The purpose of this Corporation shall be: This corporation may engage in any lawful activity.

ARTICLE SIX

The name and address of the incorporator of the corporation is as follows:

Nevada Incorporating Company
723 South Casino Center Blvd.,
2nd Floor
Las Vegas, Nevada 89101

IN WITNESS WHEREOF, the undersigned, being the person named hereinabove as the initial director, has executed these Articles on this 30th day of October, 2002, for the purpose of forming this corporation under the laws of the State of Nevada.

By:/s/ Denise Man
Manager
Nevada Incorporating Company

I, Nevada Incorporating Company, hereby consent to my designation in this document as resident agent for the above named corporation.

By: /s/Denise Man	Date: October 30, 2002
Authorized signature of R.A.
or on behalf of R.A. Company

Certificate of Change filed Pursuant to NRS 78.209 for Nevada Profit Corporations
FILED # C26906-02 MAY 26, 2004 in the Office of Dean Heller, Secretary of State,
204 North Carson Street, Suite 1, Carson City, Nevada 89701-4299

  Name of Corporation: Environmental BioScience, Inc.

  The Board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

  The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: fifty million (50,000,000) common shares with a par value of $0.001.

  The current number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: fifty million (50,000,000) common shares with a par value of $0.001.

  The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: thirty million one hundred ninety-two thousand seven hundred fifty (30,192,750) common shares in exchange for thirteen million four hundred nineteen thousand (13,419,000) common shares.

  The provisions, if any, for the issuance of fractional shares, or for the payment of the money or the issuance of scrip to stockholders otherwise entitle to a fraction of a share and the percentage outstanding shares affected thereby: none

  Effective date of filing (optional):

  Officer Signature: /s/Charles Paige, CEO

Certificate of Correction
(Pursuant to NRS 78,78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

  The Name of the entity for which the correction is being made: Environmental BioScience, Inc.

  Description of the original document for which correction is being made: Certificate of Change Pursuant to NRS 78.209 for Nevada Profit Corporations.

  Filing date of the original document for which correction is being made: May 26, 2004.

  Description of the inaccuracy or defect: "Number 5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: thirty million one hundred ninety-two thousand seven hundred fifty (30,192,750) common shares in exchange for thirteen million four hundred nineteen thousand (13,419,000) common shares."

  The amount of shares listed in the exchange are incorrect and need to be amended to reflect the correct numbers of shares.

  Correction of the inaccuracy or defect: "5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: thirty-five million seven hundred eighty thousand two hundred forty-nine (35,780,249) common shares in exchange for fifteen million nine hundred two thousand three hundred thirty-three (15,902,333) common shares."

6. Signature: /s/Reuben Banuelos	Secretary	8/15/04
Authorized Signature	Title	Date

EXHIBIT B - Bylaws

BYLAWS
OF
ENVIRONMENTAL BIOSCIENCE, INC.

A Nevada Corporation

ARTICLE I

OFFICES

Section 1. Principal Office.

The principal office for the transaction of business in this State shall be located in the County of Clark, State of Nevada.

Section 2. Other Offices.

This corporation may also have offices at such other places, both within and without the State of Nevada, as the Board of Directors may from time to time determine as the business of the corporation may require.

ARTICLE II

STOCKHOLDERS' MEETING

Section 1. Place of Meetings.

All meetings of the stockholders shall be held at the office of the corporation, in the State of Nevada, or outside the State of Nevada as may be designated for that purpose from time to time by the Board of Directors.

Section 2. Annual Meetings.

The annual meeting of the stockholders shall be held each year, between thirty (30) and one-hundred twenty (120) days following the end of the fiscal year of the corporation at such precise date and time as fixed by resolution of the Board of Directors.

At the annual meeting, the stockholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings.

Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors, or stockholders holding not less than fifty percent (50%) of the voting power of the corporation. Upon request in writing sent by registered mail to the Secretary, directed to such officer at the principal office of the corporation, in Nevada, or delivered to such officer in person by any person entitled to call a meeting of stockholders, it shall be the duty of such officer to cause notice to be given to the stockholders entitled to vote that a meeting will be held at the time requested by the person calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If notice is not given within twenty (20) days after receipt of the request, the person calling the meeting may give notice thereof. Nothing contained in this section shall be construed as limiting, fixing or affecting the time or date when a meeting of stockholders called by action of the Board of Directors may be held.

Section 4. Notice of Meetings.

Notices of meetings, annual or special, shall be given either personally or in writing to stockholders entitled to vote by the Secretary, or, if there be no such officer, or in the case of his neglect or refusal, by any director. Notices shall be sent to the stockholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, not less than ten (10) days nor more than sixty (60) days before such meeting, except in the case of a meeting.

Notice of any meeting of stockholders shall specify the place, the day and the hour of the meeting, and in case of special meetings, as provided by the Nevada General Corporation Law, the general nature of the business to be transacted, and no other business may be transacted. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

If a stockholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal office of the corporation is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Such notice shall specify the place, the day and hour of the meeting, and in the case of special meetings, the general nature of the business to be transacted.

It shall not be necessary to give any notice of the time and place of an adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken; provided, however, when any stockholders' meeting is adjourned for more than forty-five (45) days or, if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 5. Consent to Stockholders' Meeting.

The transactions of any meeting of stockholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting. Executors, administrators, guardians, trustees and other fiduciaries entitled to vote shares may sign such waivers, consents and approvals.

Section 6. Stockholders Acting Without a Meeting.

Any action which may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if authorized by a writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 7. Quorum.

The holders of a majority of the shares entitled to vote present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but no other business may be transacted. At an adjourned meeting at which the requisite amount of voting shares is represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8. Voting Rights; Cumulative Voting.

Only persons in whose names shares entitled to vote and stand on the stock records of the corporation on the day of any meeting of stockholders, unless some other day be fixed by the Board of Directors for the determination of stockholders of record, and then on such other day, shall be entitled to vote at such meeting. Cumulative voting shall not be permitted.

The Board of Directors may fix a time in the future not exceeding thirty (30) days preceding the date of any meeting of stockholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of shares. Only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, notwithstanding any transfer of any shares on the books of the company after the record date.

Section 9. Proxies.

Every stockholder entitled to vote or to execute consents may do so either in person or by proxy. A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which the proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Any proxy duly executed is not revoked and continues in full force and effect until a revocation in writing or a duly executed proxy bearing a later date is filed with the Secretary of the corporation. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the corporation. Notwithstanding that a valid proxy is outstanding, the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest, which states that fact on its face, if the person executing the proxy is present at the meeting and elects to vote in person.

If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provision in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the person named as such proxies. If only one proxy is present, he may vote all the shares, and all of the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more administrators, executors, trustees or other fiduciaries, unless an instrument or order of the court appointing them otherwise directs.

The Board of Directors may, in advance of any annual or special meeting of the stockholders, prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting.

Section 10. Organization.

The Chief Executive Officer, President, or Chief Operating Officer shall call the meeting of the stockholders to order and shall act as Chairman of the meeting. The Secretary of the corporation shall act as Secretary of all meetings of the stockholders, but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 11. Inspectors of Election.

Directors may, if they so elect, appoint inspectors of election to act at the meeting or any adjournments thereof. If inspectors of election are not appointed, the Chairman of any meeting may, and on the request of any stockholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3).

If appointed at a meeting on the request of one or more stockholders of proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear, or fails or refuses to act, the vacancy may be majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear, or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as Chairman.

The inspectors of election shall (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, (ii) receive votes, ballots or consents, (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote, (iv) count and tabulate all votes or consents and determine the result, and (v) do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

On request of the Chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS: MANAGEMENT

Section 1. Powers.

Subject to the limitation of the Articles of Incorporation, the Bylaws and the laws of the State of Nevada as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by a Board of Directors.

Section 2. Number and Qualification.

The authorized number of directors of the corporation shall be three (3).

The authorized number of directors may be changed by amendment to this Section 2, Article III, of these Bylaws, adopted by a vote or written assent of the shareholders entitled to exercise majority voting power.

Section 3. Election and Tenure of Office.

The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one (1) year or until their successors are elected and have qualified. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins, or unless the Bylaws so require. The term of office of the directors shall begin immediately after election.

Notwithstanding Section 6 of Article II of these Bylaws, no director may be elected.

Section 4. Vacancies.

Except for a vacancy created by the removal of a director, vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of stockholders or at a special meeting called for that purpose.

The stockholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the stockholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the stockholders fail at any time to elect the full number of authorized directors.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board, or the stockholders, shall have the power to elect a successor to take office when the resignation shall become effective.

No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

The Board of Directors may declare vacant the office of a director (1) if the director is declared of unsound mind by an order of the court, or finally convicted of a felony, or (2) if within sixty (60) days after notice of his election the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

Section 5. Removal of Directors.

The entire Board of Directors or any individual director may be removed from office as provided by the Nevada General Corporation Law.

Section 6. Place of Meetings.

Meetings of the Board of Directors shall be held at the office of the corporation in the State of Nevada, or as designated for that purpose, from time to time, by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.

Section 7. Organization Meetings.

The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the stockholders.

Section 8. Other Regular Meetings.

Other regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as the Board of Directors may provide by resolution without other notice than such resolution.

Section 9. Special Meetings - Notices.

Special meetings of the Board of Directors for any purpose or purposes maybe called at any time by the Chairman of the Board or the President or by any Vice President or the Secretary or by any two (2) directors.

Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by letter or by telegram, charge prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally, it shall be delivered at least twenty-four (24) hours prior to the time of the holding of the meeting.

Section 10. Waiver of Notice.

When all of the directors are present at any directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign a written waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 11. Directors Acting Without a Meeting By Unanimous Written Consent.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of directors, if authorized by a writing signed by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 12. Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting shall be given to absent directors prior to the time of the meeting if the adjournment is for more than twenty-four (24) hours.

Section 13. Quorum.

A majority of the number of directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transactions of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A duly called and noticed Board meeting at which a quorum is initially present and assembled shall be able to continue the transaction of business notwithstanding the withdrawal of a sufficient number of directors to break a quorum provided that any action so taken is approved by at least a majority of the required quorum for such a meeting.

Section 14. Compensation of Directors.

Directors shall not receive any stated salary for their services as directors, but by resolution of the Board a fixed sum and expense of attendance maybe allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefore.

Section 15. Executive Committee.

The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members of alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

  The approval of any action which also requires, under the Nevada General Corporation Law, stockholders' approval or approval of the outstanding shares;

  The filling vacancies on the Board or in any committee.

  The fixing of compensation of the directors for serving on the Board or on any committee.

  The amendment or repeal of bylaws or the adoption of new bylaws.

  The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

  A distribution (within the meaning of the Nevada General Corporation Law) to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board.

  The appointment of other committees of the Board or the members thereof.

Section 16. Committee Meetings.

The provisions of Sections 6 through 13 of these bylaws apply also to committees of the Board and action by such committees.

ARTICLE IV

OFFICERS

Section 1. Officers.

The officers of the corporation shall be Chief Executive Officer, President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person unless the Articles or Bylaws provide otherwise.

Section 2. Election.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of these Articles, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. Subordinate Officers, etc.

The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation.

An officer may be removed at any time, either with or without cause, by the board. An officer may resign at any time upon written notice to the corporation given to the board, the president, or the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any other time specified therein. The removal or resignation of an officer shall be without prejudice to the rights, if any of the officer or the corporation under any contract of employment to which the officer is a party.

Section 5. Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6. Chairman of the Board.

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 7. Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation, including final responsibility to the board of directors and stockholders for the corporation's current profitability and long range growth. The Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The Chief Executive Officer shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation, together with all additional powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8. President.

Subject to such supervisory powers of the Chief Executive Officer, the President shall have general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the stockholders and in the absence of the Chief Executive Officer, if there be none, at all meetings of the Board of Directors.

Section 9. Chief Operating Officer.

The Chief Operating Officer shall be responsible for coordinating and directing the activities of the corporation in accordance with the policies and objectives established by the Board of Directors. The Chief Operating Officer shall assist in the development of policies regarding all corporate functions.

Section 10. Vice President.

In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the power of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such Board of Directors or the Bylaws.

Section 11. Secretary.

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the Bylaws or bylaw to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 12. Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to the source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors, shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE V

CORPORATE RECORDS AND REPORTS --- INSPECTION

Section 1. Records.

The corporation shall maintain adequate and correct accounts, books and records of its business and properties at its principal place of business in the State of Nevada, as fixed by the Board of Directors from time to time. Section 2. Inspection of Books and Records.

All books and records provided for in the Corporations Code of Nevada shall be open to inspection of the directors and stockholders from time to time.

Section 3. Certification and Inspection of Bylaws.

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the stockholders of the company, as provided in the Corporations Code of Nevada.

Section 4. Checks.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. Contracts.

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation in any material matter by any contract or engagement, or to pledge its credit to any significant extent or to render it liable for any material purposes or to any significant amount.

Section 6. Annual Report.

The annual report to stockholders referred to in the Nevada Corporations Code is expressly waived, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to stockholders.

ARTICLE VI

CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificates for Shares.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statements of such facts.

Every certificate for shares must be signed by the President or a Vice President and the Secretary or an Assistant Secretary or by facsimiles of the signatures of the President and Secretary.

Section 2. Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost or Destroyed Certificates.

Where the holder of a share certificate claims that the certificate has been lost, destroyed or wrongfully taken, the holder shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate shall be issued in the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the owner so requests before the corporation has notice that the share has been acquired by a bona fide purchaser.

Where a share certificate has been lost, apparently destroyed or wrongfully taken and the owner fails to notify the corporation of that fact within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such a notification, the owner is precluded from asserting against the corporation any claim to a new certificate.

If after the issue of a new certificate as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the corporation must register the transfer unless registration would result in over-issue. In addition to any rights on the indemnity bond, the corporation may recover the new certificate from the person to whom it was issued or any person taking under him except a bona fide purchaser.

Section 4. Transfer Agents and Registrars.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, and which shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. Closing Stock Transfer Books.

The Board of Directors may close the transfer books in its discretion for a period not exceeding thirty (30) days preceding any meeting, annual or special, of the stockholders, or the day appointed for the payment of a dividend.

Section 6. Legend Condition.

In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring such shares shall make sure the legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to the permit or a new permit is issued authorizing such a deletion.

ARTICLE VII

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation and the word "Nevada".

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

Section 1. Agents, Proceedings and Expenses.

For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under section 4 of this Article V111.

Section 2. Actions Other Than By The Corporation.

This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was not unlawful.

Section 3. Actions By Or In The Right Of The Corporation

This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its stockholders. No indemnification shall be made under this Section 3 for the following:

(a) With respect to any claim, issue or matter as to which such person has been adjudged to be liable to this corporation in the performance of such person's duty to the corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(b) Of amounts paid in settling or otherwise disposing of a pending action without court approval;

(c) Of expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

Section 4. Successful Defense By Agent.

To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article V111 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Advance of Expenses.

Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article V111.

Section 6. Other Contractual Rights.

The indemnification provided by this Article V111 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office to the extent such additional rights to indemnification are authorized in the articles of the corporation. The rights of indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 7. Limitations.

No indemnification or advance shall be made under this Article VIII except as provided in Section 4 in any circumstances if it appears:

(a) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the stockholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a Court in approving settlement.

Section 8. Insurance.

This corporation may purchase and maintain insurance on behalf of any agent of the corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article VIII. Notwithstanding the foregoing, if this corporations owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company and/or the policy shall meet the conditions set forth in section 317(i) of the Corporations Code.

Section 9. Fiduciaries of Corporate Employee Benefit Plan

This Article VIII does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation. The corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the directors, officers, and employees of the corporation or any of its subsidiary or affiliated corporations.

Section 10. Survival of Rights.

The rights provided by this Article VIII shall continue for a person who has ceased to be an agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 11. Effect of Amendment.

Any amendment, repeal, or modification of this Article VIII shall not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

Section 12. Settlement of Claims.

The corporation shall not be liable to indemnify any agent under this Article VIII for (a) any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld or, (b) any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

Section 13. Subrogation.

In the event of payment under this Article VIII, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 14. No Duplication of Payments.

The corporation shall not be liable under this Article VIII to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of the amounts otherwise indemnifiable under this Article.

Section 15. Withholding Taxes.

The President and Chief Financial Officer of the Corporation shall be the only persons who shall have the duty and authority to withhold, collect, account for and pay over any Federal or State withholding taxes with respect to which the Corporation has any duty or liability. No other officer, director or employee of the Corporation shall have any duty or authority with respect to withholding taxes. All other officers, directors and employees shall be indemnified in accordance with these Bylaws with respect to any liability penalty or expense incurred by him in connection with withholding taxes.

ARTICLE IX

AMENDMENTS TO BYLAWS

Section 1. By Stockholders.

New Bylaws may be adopted or these Bylaws may be repealed or amended at the annual meetings, or any other meeting of the stockholders called for that purpose, by a vote of stockholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such stockholders.

Section 2. Powers of Directors.

Subject to the right of the stockholders to adopt, amend or repeal Bylaws, as provided Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors.

Section 3. Record of Amendments.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

ARTICLE X

INCORPORATION BY REFERENCE

Whenever any reference is made in these Bylaws to any legislative enactment, whether law, statute or ordinance, such enactment shall be deemed incorporated by reference herein.

ARTICLE XI

EXECUTION

The undersigned, being the Incorporator and initial Director of the above-named corporation, hereby assents to the foregoing Bylaws, and adopts the same as the Bylaws of said corporation as of and on August 7, 2003

/s/ Reuben Banuelos

CERTIFICATE OF ADOPTION OF BYLAWS

BY INCORPORATOR AND INITIAL DIRECTOR

OF

ENVIRONMENTAL BIOSCIENCE, INC.
A Nevada Corporation

The undersigned, being the Incorporator and Initial Director of the above-named corporation, hereby assents to the foregoing Bylaws, and adopts the same as the Bylaws of said corporation as of and on August 7, 2003.

/s/ Reuben Banuelos
Incorporator and Initial Director

CERTIFICATE OF RATIFICATION AND

ADOPTION OF BYLAWS

BY BOARD OF DIRECTORS

OF

ENVIRONMENTAL BIOSCIENCE, INC.
A Nevada Corporation

THIS IS TO CERTIFY that I am the duly elected, qualified and acting Secretary of the abovenamed corporation, and that the above and foregoing Bylaws were ratified and adopted as the Bylaws of said corporation at the first meeting of the Board of Directors of said corporation held on August 18, 2003.

/s/ Reuben Banuelos
Incorporator and Initial Director

Exhibit C - License Agreement

GRANT OF LICENSE

Licensor grants to Licensee an exclusive license to manufacture, sell, or otherwise utilize the licensed patents for the full term of the licensed patents, including any extensions or reissues thereof.

This exclusive license agreement will go into effect at the time an agreement has been executed with an investor or investors and cash funds have been placed in escrow to be disbursed to the licensee contingent upon execution of loan documents and/or capital stock subscription agreements as outlined in paragraphs 2.1, 2.2., and 2.3 below.

The licensee agrees to secure an investor who executes a letter of intent on or before December 31, 2003, to finance the operations of the licensee in accordance with paragraphs 2.1, 2.2, and 2.3 below. If such a letter of intent is not executed with the timeframe specified, this agreement is terminated. However, the licensor, in his sole discretion, will have the right to extend the time period specified in this paragraph. Such extension will be made in writing by the licensor.

Licensor will have the right to terminate this Agreement if the following objectives are not met by Licensee:

2.1	Licensee will secure third party financing through loans or issuance of stock of Licensee or its subsidiary equal to $350,000 U.S. dollars on or before March 31, 2004.

2.2	Licensee will secure third party financing through loans or issuance of stock of Licensee or its subsidiary equal to $1,000,000 U.S. dollars on or before March 31, 2005.

2.3	Licensee will secure third party financing through loans or issuance of stock of Licensee or its subsidiary equal to $3,000,000 U.S. dollars on or before March 31, 2006. This sum includes the totals from paragraphs 2.1 and 2.2.

2.4	The parties understand that the licensor is currently in negotiations with several landfill owners/operators to utilize the steam technology and know how referenced in this agreement. The licensor reserves the right to perform these projects with the licensee or not.

The "exclusive license" will go into effect when the accumulative total sum of $3,000,000.00 or more, has been acquired by the licensee anytime before the above deadline and is subject to the by-laws of Environmental BioSciences, Inc.

The Parties agree that EBSI will not sell or assign it's rights under this agreement to an unrelated third-party purchaser/assignee unless approved in writing by the Licensor.

III

ROYALTY

Licensee will pay royalties to Licensor at the rate of five percent (5%) of the gross receipts received by the licensor after the effective date of this agreement.

IV

PAYMENT

Royalty payments hereunder shall be due and payable quarterly, on or before the last day of March, June, September and December of each year during which this agreement is in effect. Royalties will not be payable until gross receipts are received either in cash or other legal tender. If third party customers are in breach of the contract provisions, royalties will accrue only after the breach is remedied and actual payment is received by licensee.

V

COOPERATION

Licensor shall provide Licensee with all requested technical information, and shall aid Licensee in developing and marketing the licensed patents.

VI

REPORTING

Licensee shall submit written reports to Licensor quarterly, according to the following schedule: April 30, July 30, October 30, and January 31. Each such report shall include a statement of the number, description, and aggregate gross receipts received for the preceding three (3) calendar months on which royalty is payable as provided in Section III. The first such report shall include all gross receipts received from contract executed on or after the date of this Agreement. Licensor reserves the right to designate a third party to audit the books and records of the licensee.

VII

IMPROVEMENTS

Any improvements related to the licensed patents are hereby included within the scope of the License Agreement if the Licensee has invested capital in the improvements. Licensee has first right of refusal to capitalize any improvements to this technology.

VII

DEFAULT

If Licensee commits any material default or breach with respect to any of the provisions of this Agreement, or fails to account for or pay to Licensor any of the royalties that become due hereunder, Licensor shall have the right to cancel this Agreement on sixty (60) days written notice by certified mail to the Licensee. Licensee may cure the default or breach within sixty (60) days of when notice is so provided, except the above time deadline defaults.

IX

BANKRUPTCY

In the event of any adjudication of bankruptcy, appoint of a receiver, assignment for the benefit of creditors, or levy of execution directly involving Licensee, this Agreement shall thereupon terminate.

X

ARBITRATION

All disputes that may arise in connection with this Agreement and that are not settled by the parties themselves shall be submitted to arbitration under the rules and regulations of the American Arbitration Association. All costs of arbitration shall be divided equally between the parties, and the parties agree to abide by the award.

XI

WARRANTIES

Neither party makes any representations, extends any warranties, or assumes any responsibilities with respect to the technology or the adequacy of the technology in terms of achieving business objectives of the Licensee.

XII

TRANSFERABILITY OF RIGHTS AND OBLIGATIONS

The License granted in this Agreement shall be binding on any successor to ownership or control of the licensed patents. The obligations shall run in favor of any successor of Licensee. Neither party shall have any right to assign its rights hereunder except to the purchaser of substantially all its business, without the written consent of the other party.

XIII

TERMINATION

Licensee shall have the right to cancel this Agreement on sixty (60) days written notice to Licensor. In the vent of such cancellation, Licensee shall pay to Licensor all royalties due and payable up to the effective date of such cancellation. After the effective date of cancellation, Licensee shall be in the same position that I would have occupied had this Agreement not been made.

IN WITNESS WHEREOF, the Parties have executed this Agreement this 12th day of April, 2004, in Newport Beach, California.

ENVIRONMENTAL BIOSCIENCES, INC.

By:/s/Charles Paige	By: /s/Regis Phillip Renaud
Charles Paige	Regis Phillip Renaud, an Individual

By: /s/Reuben Banuelos
Reuben Banuelos

Exhibit D - U.S. Patent #6,471,443

United States Patent	6,471,443
Renaud	October 29, 2002

Method and apparatus for injecting steam into landfills

Abstract

A method of injecting steam into a landfill is provided. The steam enhances methane gas production in the landfill during the anaerobic phase, accelerates decomposition/biodegradation of the organic component of the trash prism during both the aerobic and anaerobic phases, and increases the rate of settlement of the landfill. A method of introducing a gaseous anaerobic fertilizer into the landfill is also provided. The fertilizer accelerates the decomposition/biodegradation of the organic component of the trash prism. A method of reducing the volume of a plastic component of the trash prism is provided, wherein the temperature and pressure of injected steam are raised to a level sufficient to melt plastic. Finally, a method of reducing the volume of a quantity of refuse prior to placing the refuse in a landfill is provided, wherein the refuse is heated to melt a plastic component of the refuse.

Inventors:	Renaud; Regis Phillip	(28281 Silverado Canyon Rd., Silverado, CA 92676-0792)
Appl. No.:	838442
Filed:	April 19, 2001
Current U.S. Class:		405/129.95; 210/602; 405/129.25; 405/129.27;
405/129.28
Intern'l Class:		B09B 005/00
Field of Search:		405/129.95,129.25,129.27,129.28,129.2 210/603,707,180
435/290.1

References Cited [Referenced By]

U.S. Patent Documents
3586624	Jun., 1971	Larson	210/195.
4100023	Jul., 1978	McDonald	435/167.
4142912	Mar., 1979	Young.
4323367	Apr., 1982	Ghosh	210/603.
4334997	Jun., 1982	Peterson	210/180.
4469176	Sep., 1984	Zison et al.	166/369.
4481293	Nov., 1984	Thomsen et al.	435/167.
4518399	May., 1985	Croskell et al.	210/603.
4649741	Mar., 1987	Strom	73/784.
4670148	Jun., 1987	Schneider	156/250.
4798801	Jan., 1989	Hitzman	435/290.
4845034	Jul., 1989	Menger et al.	210/603.

4936996	Jun., 1990	Messing	210/603.
5139365	Aug., 1992	Chesner.
5238580	Aug., 1993	Singhvi.
5261766	Nov., 1993	Anderson	405/129.
5265979	Nov., 1993	Hansen.
5362181	Nov., 1994	DenBesten.
5447850	Sep., 1995	McCann	435/167.
5484231	Jan., 1996	Cannan et al.	166/271.
5564862	Oct., 1996	Markels, Jr.
5605417	Feb., 1997	Englert et al.
5695641	Dec., 1997	Cosulich et al.
RE35782	May., 1998	Circeo et al.	405/128.
5860907	Jan., 1999	Kauschinger.
5984580	Nov., 1999	Ham et al.
6024513	Feb., 2000	Hudgins et al.
6106197	Aug., 2000	Kozak et al.
6299774	Oct., 2001	Ainsworth et al.	210/178.

Other References

www.statigraphics.com/services.html, 8 pages, "Penetrometer soil exploration system", undated.*
ConeTec Brochures, "The Electrical Resistivity Cone" and "The Piezo Cone Penetrometer", 3 pages, undated.*
www.cerf.org/research.clusters/4-3.htm, "Non Invasive Characterization of Site Conditions", 3 pages, .COPYRGT. 1997.*
www4.ivenue.com/landfillengineering.com/ "Landfill Engineering", Steam Injection in Landfills, 16 pages total.

Primary Examiner: Shackelford; Heather
Assistant Examiner: Mitchell; Katherine
Attorney, Agent or Firm: Knobbe Martens Olson & Bear LLP

Parent Case Text

RELATED APPLICATION

This application claims priority to provisional application Serial No. 60/198,196, filed on Apr. 19, 2000.

Claims

What is claimed is:

1. A method of enhancing methane gas production in a landfill having a trash prism, accelerating decomposition/biodegradation of an organic component of the trash prism, and increasing a rate of settlement of the landfill, comprising the steps of:

providing at least one steam injection well and at least one gas extraction collector; providing a source of steam; injecting the steam into the trash prism via the steam injection well; and

extracting methane gas produced by decomposition/biodegradation of organic refuse within the trash prism via the gas extraction collector.

2. The method of claim 1, wherein the steam injection well and the gas extraction collector each comprise push-in screens and risers.

3. The method of claim 1, further comprising the step of determining an ideal location for the steam injection well and gas extraction collector using a piezo-penetrometer test profile.

4. The method of claim 1, wherein the steam injection well and the gas extraction collector are installed using a piezo-penetrometer test rig.

5. The method of claim 1, wherein the source of steam comprises a boiler.

6. The method of claim 1, wherein the source of steam comprises a heat exchanger on a gas flare.

7. The method of claim 1, wherein the source of steam comprises exhaust steam from a power plant.

8. The method of claim 1, wherein the source of steam comprises liquid water from a flooded portion of the landfill that is boiled using heat from a submersible heater.

9. The method of claim 1, further comprising the step of injecting a gaseous anaerobic fertilizer into the landfill.

10. The method of claim 9, wherein the gaseous anaerobic fertilizer comprises ammonia. 11. The method of claim 9, wherein the gaseous anaerobic fertilizer comprises ammonia nitrate. 12. The method of claim 1, further comprising the step of injecting nitrous oxide into the landfill.

13. The method of claim 1, further comprising the step of raising a temperature and a pressure of the steam following substantial completion of the biodegradation/decomposition of the organic component of the trash prism and recovery of substantially all of the methane produced thereby.

14. The method of claim 13, wherein the temperature of the steam is raised to approximately 400.degree. F. to 600.degree. F.

15. The method of claim 14, wherein a valve on the gas extraction collector is opened upon the temperature of the steam reaching approximately 400.degree. F. to 600.degree. F. at a midpoint between the steam injection well and the gas extraction collector.

16. The method of claim 14, wherein substantially all of the steam is recovered through the gas extraction collector prior to condensing inside the landfill.

17. The method of claim 1, further comprising the step of placing moisture sensors and temperature sensors within the landfill.

18. The method of claim 17, further comprising the step of monitoring a liquid accumulation on a dense layer below the injection well.

19. The method of claim 18, further comprising the step of reducing an amount of steam injected upon detection of liquid.

20. The method of claim 17, further comprising the step of monitoring movement of the steam through the trash prism using the. temperature sensors.

21. The method of claim 1, further comprising the step of monitoring the biodegradation/decomposition of the organic component of the trash prism and an amount of settling between dense layers using a piezo-penetrometer test profile.

22. The method of claim 21, further comprising the step of reducing an amount of steam injected as a volume of the organic component of the trash prism is reduced.

23. The method of claim 1, further comprising the step of monitoring a rate of settling of the landfill using a top deck elevation measurement from a piezo-penetrometer test profile and a survey of the top deck.

24. The method of claim 1, further comprising the step of monitoring a landfill gas at the gas extraction collector.

25. The method of claim 1, wherein the source of steam is a boiler.

26. The method of claim 25, wherein the methane extracted from the landfill is used to fire the boiler.

27. The method of claim 1, wherein the source of steam is a heat exchanger.

28. The method of claim 1, wherein the source of steam is exhaust steam from a power plant.

29. A method of accelerating decomposition/biodegradation of an organic component of a landfill having a trash prism, and increasing a rate of settlement of the landfill, comprising the steps of:

providing at least one air injection well and at least one gas extraction collector; providing a source of steam;

injecting air and the steam into the trash prism via the air injection well; and

collecting the steam via the gas extraction collector.

30. The method of claim 29, wherein the steam replaces moisture in the landfill that is lost during aerobic degradation.

31. The method of claim 30, wherein a pipe connected to the gas extraction collector transports the steam to another location.

32. The method of claim 31, wherein the steam is transported back to the source of stream.

Description

BACKGROUND OF THE INVENTION

1. Field of the Invention

The present invention relates to methods of treating landfills. Specifically, the invention provides a method of injecting steam into a landfill to accelerate the decomposition/biodegradation of organic refuse within the trash prism, which increases the production of methane gas, and increases the rate of settlement of the landfill. The rate of settlement of the landfill is further increased by raising the temperature therein to melt the plastic component of the refuse.

2. Description of the Related Art

In general, landfills are constructed using the "dry tomb" method, in which the refuse in the landfill is kept as dry as possible both during construction and when the landfill is closed and capped. This method minimizes the possibility of leachate leaking into groundwater and contaminating it. However, dry conditions are not conducive to the decomposition of the organic refuse. Instead, the organic refuse remains dormant for decades until water infiltrates the landfill in an uncontrolled and natural manner. The water infiltration may cause gas migration, which can lead to groundwater contamination.

The slow decomposition of the organic refuse under dry conditions also slows the settling of the landfill and hinders the production of methane gas, which is a natural by-product of anaerobic (oxygen-starved) decomposition of organic material. Delaying the complete settling of a landfill is disadvantageous, because until the landfill settles, the landfill site is not useful for any purpose other than a garbage dump. In addition, methane is useful as a fuel to produce electricity, for example. Therefore, it would be of great benefit to encourage the rapid decomposition of the organic component of the landfill in order to more efficiently capture the methane produced thereby.

Moisture accelerates decomposition of organic refuse, but does not accelerate the decomposition of the non-organic refuse. Thus, addition of moisture to the trash prism increases the purity of methane extracted from the landfill, because the proportion of decomposing organic refuse to decomposing inorganic refuse is higher as compared to a dry trash prism. The extracted methane is thus more useful because it has a higher Btu value. If the refuse is flooded with water, however, the gas becomes bound up in the liquid and is difficult to recover. Further, introducing water after a landfill has been closed cools the refuse. But decomposition proceeds best at a temperature around 100.degree. F. Therefore, a method of introducing moisture into a trash prism that does not flood the trash prism or cool the trash prism would be of great benefit to the landfill-management industry.

One useful method of monitoring conditions within a landfill is a piezo-penetrometer test (PPT) profile. A PPT is an instrument having sensors that measure several parameters within the landfill as the instrument is hydraulically pushed into the landfill. Parameters such as soft and dense layers, vacuum, and gas and liquid pressure are recorded in a computer. This data is then used to develop a three-dimensional profile of the in-situ conditions within the landfill.

PPT profiles of landfills have shown that liquids tend to collect on top of dense and daily cover layers inside landfills, and that gases collect underneath these layers. Dense and daily cover layers are the component of the landfill that is added at the end of each day during the active phase of the landfill. The refuse deposited into the landfill each day is covered by a layer of dirt or a suitable dirt alternative. The non-uniform distribution of liquid around these layers only causes the biodegradation of the organic material in the immediate area of the liquid, rather than throughout the entire trash prism. Thus, a method of evenly distributing moisture throughout the trash prism would greatly enhance the biodegradation of the organic material in the landfill.

U.S. Pat. No. 5,695,641 to Cosulich et al., discloses a method and apparatus for enhancing methane production in a landfill. The method comprises injecting ammonia into the landfill to thereby reduce residual oxygen levels, provide a rich source of nitrogen nutrient for the anaerobic microbe population and increase the pH. The ammonia is injected via injection wells, and may be injected in any form, diluted by a non-oxidizing carrier gas or in aqueous form. The Cosulich method, however, does not suggest the benefits gained by increasing the moisture content of the landfill, or address the detrimental effects of lowering the temperature of the landfill by introducing water.

U.S. Pat. No. 6,024,513 to Hudgins et al., discloses a method of decomposing municipal solid waste (MSW) within a landfill by converting the landfill to aerobic degradation in the following manner: (1) injecting air via the landfill leachate collection system; (2) injecting air via vertical air injection wells installed within the waste mass; (3) applying leachate to the waste mass using a pressurized drip irrigation system; (4) allowing landfill gases to vent; and (5) adjusting air injection and re-circulated leachate to achieve a 40% to 60% moisture level and a temperature between 120.degree. F. and 140.degree. F. in steady state. One of the stated objectives of the Hudgins method, however, is to reduce the production of methane gas in the landfill. The Hudgins method thus does not provide a convenient way to produce methane for beneficial purposes.

SUMMARY OF THE INVENTION

The method of injecting steam into landfills according to this invention has several features, no single one of which is solely responsible for its desirable attributes. Without limiting the scope of this invention as expressed by the claims that follow, its more prominent features will now be discussed briefly. After considering this discussion, and particularly after reading the section entitled "Detailed Description of the Drawings," one will understand how the features of this invention provide advantages, which include minimization of the amount of liquid introduced into the landfill, total moisturization and higher overall humidity of the landfill without the need to apply head pressure, promotion of settlement of the landfill, heating of the refuse, avoidance of clogging of gas extraction collectors, ability to distribute gaseous anaerobic fertilizer throughout the trash prism, increased methane production, and production of methane having higher Btu values as compared to methane produced in other landfills.

The present method comprises injecting steam into a landfill and collecting the methane produced by the decomposition/biodegradation of the organic component of the trash prism. The steam accelerates the decomposition of the organic refuse, thereby enhancing methane gas production by increasing the purity of the methane. By accelerating the decomposition of the organic refuse, the steam also increases the rate of settlement of the landfill. The time necessary to convert the landfill into property that is useful for purposes besides waste disposal is thus reduced. The reduced decomposition time also reduces the impact of the landfill on the environment.

The steam is derived from a source such as a boiler, heat exchanger or power plant, and is injected into the landfill through an array of steam injection wells. The methane is collected through an array of gas extraction collectors distributed throughout the landfill. The wells and collectors preferably comprise steel push-in screens and risers. The optimal location for the wells and collectors is preferably determined using a piezo-penetrometer test (PPT) profile, and the wells and collectors are preferably installed in the landfill using the PPT rig. The injectors and collectors can, however, also be installed with a drill rig.

Temperature and moisture sensors are preferably distributed throughout the landfill to monitor the conditions within the landfill. Feedback from these sensors enables the amount of steam injection to be adjusted to prevent liquid from accumulating within the landfill.

In a further aspect of the present method, both air and steam are injected into the landfill in order to maintain the landfill in the aerobic phase. Injecting only air into the landfill for aerobic degradation dries out the trash prism, which slows the decomposition process and may cause subterranean fires. Thus, the moisture lost in this process must be replaced. Introducing water is disadvantageous because it cools the refuse, slowing degradation, and travels downward due to gravity. Steam, however, warms the refuse because of its high temperature. The steam, which is a vapor, also travels in all directions within the landfill just as the injected air does. Further, the air that is injected is usually cool, especially in winter. Heating the air stream will prevent the air from cooling the interior of the landfill. Steam provides this heating action.

In a further aspect of the present method, the steam serves as a carrier medium for a gaseous anaerobic fertilizer, such as ammonia or ammonia nitrate. The steam may also serve as a carrier medium for a gas, such as nitrous oxide, that speeds the conversion of the landfill from the aerobic phase to the anaerobic phase.

In a further aspect of the present method, the temperature and pressure of the injected steam are raised to a level sufficient to melt the plastic component of the trash prism, thereby promoting further settlement of the landfill. The temperature and pressure are preferably raised after substantially all of the organic component of the refuse has decomposed. After substantially all of the plastic has melted, the gas extraction collectors preferably draw off the remaining steam in order to prevent condensation within the landfill.

In a further aspect of the method, the conditions within the landfill are preferably monitored using a PPT profile. The rate of settlement, and the rate of organic decomposition provide important information about the effectiveness of the present method.

In a further aspect of the method, the volume of the plastic component of the refuse is reduced prior to placing the refuse within the landfill. The plastic is preferably melted by placing the refuse in a containerized trammel and applying high-temperature and high-pressure steam. If the plastic is to be recycled, it is preferably removed from the refuse using screens.

BRIEF DESCRIPTION OF THE DRAWINGS

The preferred embodiments of this invention, illustrating its features, will now be discussed in detail. These embodiments depict the novel and non-obvious method of injecting steam into landfills of this invention shown in the accompanying drawings, which are for illustrative purposes only. These drawings include the following figures, in which like numerals indicate like parts:

FIG. 1 is a schematic top view of an apparatus for performing one preferred embodiment of the present method;

FIG. 2 is a schematic side view of the apparatus of FIG. 1;

FIG. 3 is a schematic top view of an apparatus for performing another preferred embodiment of the present method; and

FIG. 4 is a schematic top view of an apparatus for performing another preferred embodiment of the present method.

DETAILED DESCRIPTION OF THE PREFERRED EMBODIMENTS

In the present method, steam is injected into a landfill 10. The steam promotes the anaerobic biodegradation of the organic refuse in the landfill 10, which in turn increases methane gas generation and increases the rate of settlement of the landfill 10.

FIG. 1 schematically illustrates an apparatus for performing the present method. Several lines of steam injection wells 12 and several lines of gas extraction collectors 14 are positioned within a landfill 10. The arrangement depicted in FIG. 1 is merely exemplary. The ideal location for the injection wells 12 and gas collectors 14 is preferably determined prior to installing the steam injection apparatus, and may differ significantly from the arrangement of FIG. 1.

One preferred method of determining the ideal location for the steam injection wells 12 and gas collectors 14 is to perform a piezo-penetrometer test (PPT) profile on the landfill 10. The PPT profile is performed with a cone-shaped instrument having sensors that measure several parameters as the cone is hydraulically pushed into the landfill 10. The PPT profile provides information about the in-situ conditions of the landfill 10. The PPT rig may also be used to install the steam injection wells 12 and gas extraction collectors 14 following the PPT profiling.

After installation of the steam injection wells 12 and gas extraction collectors 14, steam injection commences through the injection wells 12. Low pressure centers are preferably created at the gas extraction collectors 14, as by attaching a header and blower system to the collectors 14, for example. The low pressure centers create currents within the trash prism that distribute the steam throughout the trash prism. Adjustment of the relative positions of the injectors 12 and collectors 14 enables the steam currents to be altered in case particular areas of the trash prism are not receiving steam.

The source of steam 16 may be a gas-fired boiler, or a heat exchanger on the gas flare.

Preferably, however, the source of steam 16 is exhaust steam from a power plant, which may be more economical to harness as compared to steam specially produced for the landfill 10.

If a portion of the landfill 10 has been flooded, the water from this portion may be used to produce steam. By submersing a heater beneath the flooded portion, the water in the landfill 10 can be boiled out and directly injected back into the drier portion of the landfill 10. This process desirably removes only the excess water and volatile organic compounds from the landfill 10. Particulates, oils and metals remain in the landfill 10.

The steam injected into the landfill 10 raises the moisture content of the landfill 10. Moisture promotes the rapid decomposition of the organic portion of the trash prism, while at the same time raising the amount of methane gas produced during decomposition. The rapid decomposition of the organic refuse causes the rapid settling of the landfill 10, which shortens the amount of time that the landfill 10 is active. Once the landfill 10 has settled a sufficient amount, it is capped, and the land may thereafter be used for other purposes.

Injecting steam into the landfill 10 is more advantageous than injecting water for a variety of reasons. First, water expands to approximately 16,000 times its original volume upon boiling. Thus, injecting steam allows total coverage of the trash prism using only a small fraction of the water that would otherwise be needed. Using less water minimizes the potential for liquid to migrate to the bottom of the landfill 10 and into the groundwater, which could cause contamination.

Second, steam, which is a vapor, is under expansion pressure. Thus, it requires no head pressure, as water does, to move it through the trash prism. Steam also moves naturally with temperature differentials, from hot to cold areas. Total coverage of the landfill 10 can thus be achieved with minimal work input to the system. The more ready expansion of steam also creates better moisture distribution and higher overall humidity as compared to water. Water tends to flow down to the bottom of the landfill 10 and stay there. The lower portion of the landfill 10 is thus humid, while the upper portions, which contain the freshest refuse, remain dry . Because methane production within the landfill 10 increases with humidity, it is advantageous to maximize the humidity throughout the trash prism, rather than raising the humidity only near the bottom of the trash prism.

Third, steam, like all gases, is compressible. Water is not. Water thus occupies free space in the landfill 10, inhibiting settlement. As stated above, the landfill 10 desirably settles rapidly. The use of steam promotes more rapid settlement of the landfill 10 than does liquid water.

Fourth, steam, which is at a higher temperature than liquid water under the same pressure, will tend to increase, rather than reduce, the overall temperature of the landfill 10. Decomposition proceeds best at about 100.degree. F. Steam thus tends to promote better decomposition by maintaining a higher temperature within the landfill 10. The high temperature steam also tends to melt plastics within the landfill 10, further speeding the rate of settlement of the landfill 10.

Fifth, liquids carry suspended solids and calcium carbonate, which tend to clog the gas extraction collectors 14 and bottom drains of landfills. Steam does not carry suspended solids or calcium carbonates, and so will not lead to clogging.

Sixth, steam may act as a carrier for various gaseous anaerobic fertilizers, such as ammonia, ammonia nitrate and nitrous oxide. This advantage is especially important for old landfills that have been sitting dry and dormant for long periods of time. These landfills generally require additional nutrients to encourage anaerobic bacterial activity.

To achieve these and other advantages, a first preferred method of injecting steam into a landfill 10 comprises several lines of steam injection wells 12 and several lines of gas extraction collectors 14, as in FIG. 1. The injection wells and extraction collectors 14 are preferably 2" steel push-in screens and risers, but could be any diameter to suit a particular application, and could be constructed from sturdy materials other than steel. The collectors 14 preferably include sensors for measuring certain parameters, such as flow rates, methane concentrations, and Btu values, in order to monitor the effectiveness of the steam injection method. The injectors 12 and collectors 14 are also preferably installed using the PPT rig, which can push them into the landfill 10 in a fraction of the time, and at a fraction of the cost required for drilling. The injectors 12 and collectors 14 could, however, be installed with a drill rig. Another advantage of push-in injectors 12 and collectors 14 is that they can be raised and lowered at any time to ensure that they are at the optimum depth.

The PPT profile preferably determines the ideal placement and spacing for the injection wells and collectors 14. The PPT profile also preferably determines the depth of the screen interval, which will be above a dense layer 18 of the landfill 10, as shown in FIG. 2. Although a variety of arrangements are workable, the gas collector screens 14 are preferably installed between the injection wells 12, and at a depth somewhat above that of the injection wells 12. In this arrangement, the gas collectors 14 draw the steam and gas upward and away from the injection wells 12. Steam injectors 12 can also be installed around gas collectors 14 that are already in place in the landfill 10.

The PPT profile also preferably determines the ideal locations of moisture sensors 20 and temperature sensors 22, shown in FIG. 2. The arrangement depicted in FIG. 2 is merely exemplary, and the actual locations for the moisture sensors 20 and temperature sensors 22 may differ significantly from the arrangement of FIG. 2.

The moisture sensors 20 monitor the amount of liquid accumulating on the dense layer 18 below the injection wells 12. If liquid is detected, the amount of steam injected into the landfill 10 is reduced. The temperature sensors 22 monitor the movement of the steam through the trash prism.

These sensors 22 provide closer monitoring of the conditions inside the landfill 10 than the moisture sensors 20. The information that they provide about landfill 10 conditions can be used to adjust the amount of steam injected in order to prevent liquid from accumulating on the dense layer 18, rather than adjusting the steam injection after liquid is detected.

Follow-up PPT profiles preferably monitor the decomposition of the organic material and the settlement between the dense layers 18. As the volume of the organic material between the dense layers 18 is reduced, the amount of steam is also reduced. This reduction helps prevent any liquid from accumulating on the dense layers 18.

The initial PPT profile also preferably surveys the elevation of the top deck of the landfill 10. This data enables monitoring of the overall settlement of the landfill 10.

This method assumes that the landfill 10 is in its anaerobic phase. A method of injecting during the aerobic phase is depicted in FIG. 4. A blower 26 forces air along with the steam into the landfill 10 through the injection wells 12. The collectors 14 create localized low pressure zones, drawing the steam through the landfill 10. Because the landfill 10 is in the aerobic phase, little or no methane is produced by the decomposition of the organic refuse. Thus, rather than collecting methane and transporting it to a storage area, the collectors 14 instead collect steam from the landfill 10 and transport it back to the steam source 16, such as a boiler, heat exchanger or power plant.

Another preferred method of injecting steam into a landfill 10 proceeds as in the previous methods, but the steam includes an anaerobic gas fertilizer 24. One or more gaseous fertilizers 24 are preferably introduced into the steam as it emerges from the boiler, heat exchanger, etc, as illustrated in FIG. 3. If the landfill 10 is still in the aerobic phase, the introduction of nitrous oxide assists in depleting the oxygen within the landfill 10, which accelerates the transition to the anaerobic phase. If the landfill 10 is already in the anaerobic phase, the introduction of ammonia and/or ammonia nitrate promotes the growth of anaerobic bacteria, which accelerate the biodegradation of the organic material in the landfill 10.

Another preferred method of injecting steam into a landfill 10 comprises raising the temperature and pressure of the steam following the biodegradation of the organic component of the refuse and the recovery of most of the methane. The temperature is preferably increased to a level sufficient to melt most of the plastic in the landfill 10. However, the plastic is preferably melted without combustion, so that toxic fumes are not produced. With plastic comprising 20% to 30% of the volume of a typical landfill 10, and plastic shrinking to 50% of its original volume upon melting, the temperature increase recovers up to 15% of the volume of the landfill 10.

To increase the pressure within the landfill 10, the valves on the gas collectors 14 are preferably closed. The increased pressure raises the temperature within the landfill 10. When the temperature reaches approximately 400.degree. F. to 600.degree. F. at the midpoint between the injectors 12 and collectors 14, the valves on the gas collectors 14 are preferably opened. The opening creates a pressure gradient that drives the steam toward the gas collectors 14. Steam at this temperature is considered dry. Most of it is recoverable through the collector system prior to condensing inside the landfill 10. The negative consequences of over-saturating the landfill 10 are thus avoided, despite injecting a relatively large amount of steam into the landfill 10.

In another preferred method, the volume of the plastic component of the refuse is reduced before the refuse is placed in a landfill. The refuse is preferably placed in a containerized trammel, into which high-temperature and high-pressure steam is injected as the trammel is rotated. To recycle the plastic, screens are preferably placed inside the trammel so that the plastic sticks to them. To recover the plastic, the screens are removed. According to this method, the organic component of the refuse is thoroughly moisturized by the steam prior to being placed in the landfill. The pre-moisturization further accelerates the bio-degradation of the organic refuse once it is buried in a landfill.

SCOPE OF THE INVENTION

The above presents a description of the best mode contemplated for carrying out the present invention, and of the manner and process of making and using it, in such full, clear, concise, and exact terms as to enable any person skilled in the art to which it pertains to make and use this invention. This invention is, however, susceptible to modifications and alternate constructions from that discussed above which are fully equivalent. Consequently, it is not the intention to limit this invention to the particular embodiments disclosed. On the contrary, the intention is to cover all modifications and alternate constructions coming within the spirit and scope of the invention as generally expressed by the following claims, which particularly point out and distinctly claim the subject matter of the invention.

Exhibit E - Update on Federal Rules: RD&D and EPA MACT

AN UPDATE ON FEDERAL RULES:
RD&D AND EPA MACT

David L. Hansen, P.R.
Landfill Service Corporation
Apalachin, New York

ABSTRACT

Recently there have been two federal regulatory developments that have affected the permitting and operation of United States landfills, including: (1) the proposed Research Development And Demonstration (RD&D) Rule; and (2) the National Emission Standards For Hazardous Air Pollutants: Municipal Solid Waste Landfills (NESHAP) Regulation, also commonly known as USEPA's Landfill Maximum Achievable Control Technology (MACT) Rule.

The proposed RD&D permits are designed to add flexibility to the existing Subtitle D rule to allow landfill owners to document that alternate approaches to the design and operation of landfills may result in improved economics and/or environmental performance. The Landfill MACT rule adds startup, shutdown, and malfunction (SSM) requirements, adds operating condition deviations for out-of-bounds monitoring parameters, requires timely control of bioreactor landfills, and changes the reporting frequency for one type of report.

Recently there have been two federal regulatory developments that have affected the permitting and operation of United States landfills, including: (1) the proposed Research Development And Demonstration (RD&D) Rule; and (2) the National Emission Standards For Hazardous Air Pollutants: Municipal Solid Waste Landfills (NESHAP) Regulation, also commonly known as USEPA's Landfill Maximum Achievable Control Technology (MACT) Rule.

PROPOSED RD&D RULE

In June 2002, the Environmental Protection Agency (EPA) issued a notice of proposed rule making entitled "Research, Development, and Demonstration permits for Municipal Solid Waste Landfills" (Federal Register, June 10, 2002. 40 CFR Part 2513, Research, Development, and Demonstration Permits for Municipal Solid Waste Landfills, EPA Proposed Rule). The proposed RD&D permits are designed to add flexibility to the existing Subtitle D rule to allow landfill owners to document that alternate approaches to the design and operation of landfills may result in improved economics and/or environmental performance. The proposed RD&D rule would allow the states to waive specific provisions of the MSW landfill criteria, including (1) operating criteria, except procedures for excluding hazardous waste and explosive gas control in Subpart C; (2) design criteria in Subpart D; and (3) final cover criteria in Section 258.6(a) and (b). The proposed rule would allow alternate designs which might incorporate improvements in areas such as liner system design and materials; leachate drainage and recirculation system design and materials; the addition of supplemental water to accelerate decomposition; and new liquid distribution techniques. Other innovative developments are also potentially eligible.

USEPA's summary to their regulation is as follows:

The EPA is proposing to add a new section to the Criteria for Municipal Solid Waste Landfills (MSWLF) to allow states to issue research, development, and demonstration (RD&D) permits for landfill operations at variance with sonic parts of the MSWLF criteria, provided landfill operators demonstrate that these operations will not result in an increased risk to human health and the environment. EPA is proposing this alternative to promote. innovative technologies for the landfilling of municipal solid waste. Variance from the following MSWLF criteria would not he allowed: location restrictions, ground water monitoring, corrective action requirements, the financial assurance criteria, procedures far excluding hazardous waste, and explosive gases control requirements.

The preamble of the proposed regulation provides some further detail as follows:

The proposed RD&D rule would allow the Director of an approved State to issue research, development, and demonstration (RD&D) permits to owners and operators of municipal solid waste landfill. The Director of a non-approved State would not have the option of issuing RD&D permits. EPA is proposing this provision to stimulate the development of new technologies and alternative operational. processes for the landfilling of municipal solid waste. This proposed rule would allow the State Director to waive specific provisions of the MSWLP criteria, including: (1) the operating criteria, except procedures for excluding hazardous waste and explosive gas control in Subpart C; (2) the design criteria in Subpart D; and (3) the closure and post-closure care criteria in Subpart .F. In order to issue an RD&D permit waiving any of these criteria, the State Director trust be satisfied that a landfill operating under an RD&D permit will pose no additional risk to human health and the environment beyond that which would result from a landfill operating under the current MSWLF criteria.

One interesting difference in the language of the prologue and the actual proposed regulation involves the statement in the prologue that waiver will be trade for "the closure and post-closure care criteria and subpart F; however, in the proposed regulation language, this clause states the waiver will involve the final cover criteria in Section 258.60(,) anal (b). This will need to be clarified.

SWANA's position concerning the R.D&D rule is one of substantial support for the rule due to the much-needed flexibilities provided to the existing Subtitle D rule. The flexibilities will allow technical advancements in landfill development and will create the data needed to re-write an updated existing Subtitle D rule upon which tie USEPA is now engaged. SWANA's specific comments addressed to EPA were forwarded in a letter from John Skinner, dated August 2, 2002. Individuals interested tit details of SWANA's comments can contact either the author of this paper, or SWANA directly.

USFPA LANDFILL MACT RULES

The USEPA issued a final rule on National Emissions Standards for Hazardous Air Pollutants (NESHAP) for landfills in January 2003. (Federal Register, January 16, 2003. 40 CFR part 63, national Emission Standards for Hazardous Air Pollutants: Municipal Solid Waste Landfills, EPA Final Rule.) Included in this rule are Maximum Achievable Control Technology (MACT) regulations that affect landfills.

USEPA summarizes the final rule as follows:

This action promulgates national emission standards for hazardous air pollutants (NESHAP) for municipal stolid waste (MSW) landfills. The fatal rule is applicable to both major and area sources and contains the same requirements as the Emission Guidelines and New Source Performance Standards (EGINSPS). The final rule adds startup, shutdown, and malfunction (SSM) requirements, adds operating condition deviations for out-of-bounds monitoring parameters, requires timely control of bioreactor landfills, and changes the reporting frequency for one type of report.

The final rule fulfills the requirements of section 112(d) of the Clean Air Act (CAA), which requires the Administrator to regulate emissions of hazardous air pollutants (HAP), listed in section 112(b), and helps implement the Urban Air Toxic-, Strategy developed under section 112(k) of the CAA. The intent of the standards is to protect the public health by requiring new and existing sources to control emissions of HAP to the level reflecting the maximum achievable control technology (MACT).

The final rule contains the same requirements as the EG/NSPS (40 CFR part 60, subparts Cc and WWW), plus SSM definition and reporting of deviations for out-of-range monitoring parameters. Also, the final rule requires compliance reporting every 6 months, while the EGINSPS requires annual reporting. For bioreactors at large landfills, the NESHAP also requires timely installation of controls, and allows timely removal of controls.

Major and area source landfills with a design capacity of greater than, or equal to, 2.5 million Mg and 2.5 trillion m3, and with estimated uncontrolled NMOC emissions of at least 50 Mg/hr, would continue to be subject to the EG/NSPS as applicable, plus additional requirements imposed by the final rule. These requirements also apply to bioreactors within active landfills at both major and area sources if the landfill meets the design capacity criteria. If your landfill is a new affected source, you must comply with the final rule by January 16, 2003 or at the time you begin operating, whichever occurs last. If you own or operate a bioreactor at a landfill that is a new affected source, then you are required to install the gas collection and control system in the bioreactor prior to initiating liquids addition. Startup of the collection and control system is required within 180 days after initiating liquids addition, or within 180 days after reaching 40 percent moisture content within the bioreactor, whichever is later.

If your landfill is an existing affected source, then you must comply with the final rule by January 16, 2004. 1f your landfill has a bioreactor and the landfill is an existing affected source, then you must install and begin operating a collection and control system for the bioreactor within 3 years after publication of the final rule, unless earlier control is already required by the EG/NSPS.

For the final rule, a new affected source is one that commenced construction or reconstruction (defined in 40 CFR Part 63, Subpart A) after November 7, 2000. An existing affected source is any affected source that is not a new source, that is, any source that commenced construction on or before November 7, 2000, and accepted waste any time since November 8, 1987, or has additional capacity for waste deposition.

For purposes of the NSPS, a new source is each MSW landfill for which construction, modification, or reconstruction commenced on or after May 30, 1991. For purposes of the EG, an existing source is any MSW landfill that is not a new source and has accepted waste since November 8, 1987, or has capacity for additional waste deposition.

An important part of the regulation focuses on the additional requirements for bioreactors. A bioreactor is defined as a MSW landfill or portion of a MSW landfill where any liquid other than leachate (leachate includes landfill gas condensate) is added in a controlled fashion into the waste mass (often in combination with recirculating leachate) to reach a minimum average moisture content of at least 40 percent by weight, to accelerate or enhance the anaerobic (without oxygen) biodegradation of the waste.

Controls may be removed from the bioreactor portion of the landfill either: (1) when the criteria for control removal specified in the landfills EG/NSPS are met, or (2) when the bioreactor is permanently closed, liquids addition has ceased, and liquids have not been added to the bioreactor for at least 1 year.

Several important questions were raised during the formulation of the final regulation concerning the definition of bioreactor and the triggering of the control systems. EPA offers the following information in that regard:

It was EPA's intent that attaining 40 percent moisture triggers the operation of the control system, and not merely the introduction of liquids. Operation of the collection and control system is required within 180 days after the landfill starts liquids addition, or within 180 days after the bioreactor has reached 40 percent moisture content, (i.e. 180 days after the landfill has met the definition of bioreactor,) whichever is later. Landfills must use the procedures in section 63.1980(x) and (h) to determine when 40 percent moisture content is reached.

The SWANA Landfill Division and Bioreactor Committee were active in responses to the EPA's requests for public input an the formulation of this regulation, and several of the concepts advanced by SWANA have been adopted into the regulation. At the present time, a major question remains concerning whether or not the 40% moisture concentration is to be treasured on a wet basis or a dry basis. The resulting calculations can indicate significantly different quantities of moisture added before the need for controls is triggered. SWANA has recently provided an opinion to USEPA that the calculation would most appropriately be made on the wet basis. The final interpretation is expected this year.

EXHIBIT F - Secured Interest Bearing Promissory Notes

SECURED INTEREST BEARING PROMISSORY NOTE

This Agreement made on March 30th, 2004 is made between Environmental Bioscience, Inc., a Nevada Corporation, with its mailing address of P.O. Box 5326, Diamond Bar, California 91765 (herein referred to as "EBSI" or "Borrower") and Wade Loudermilk an individual, located at 81-180 Kingston Heath, La Quinta, California 92253 (herein referred to as "Lender") and; both herein referred to individually as "Party" and jointly as "Parties".

In consideration of the mutual benefits to be derived hereunder, the Parties agree as follows:

  Lender agrees to loan Borrower $50,000 (Fifty Thousand Dollars). The loan will be secured by 500,000 shares of EBSI common stock with a par value of $.0004444. The Loan will accrue interest at an annual rate of 3%.

  The loan will be repaid by the Borrower (including principal and interest) in accordance with the terms and conditions as stated in the attached letter (Exhibit A).

  In the event of default and subsequent action to collect payment due under this note, the prevailing party shall be entitled to recover reasonable attorney's fees in addition to any other relief to which the parties are entitled.

Dated: June 23, 2004	Lender:	/s/ Wade Loudermilk

Dated: June 25, 2004	Borrower:	/s/ Chuck Paige
Environmental Bioscience, Inc.
Chuck Paige, C.E.O.

SECURED INTEREST BEARING PROMISSORY NOTE

This Agreement is made between Environmental Bioscience, Inc., a Nevada Corporation, with its principal business located at P.O. Box 5326, Diamond Bar, California 91765 (herein referred to as "EBSI" or "Borrower") and James Banuelos, an individual, with his principal place of business at 605 Calle Fierros, San Clemente, California 92673 (herein referred to as "Lender") and; both herein referred to individually as "Party" and jointly as "Parties".

In consideration of the mutual benefits to be derived hereunder, the Parties agree as follows:

  Lender agrees to loan Borrower $100,000 (One Hundred Thousand Dollars). The loan will be secured by 1,000,000 shares of EBSI common stock with a par value of $.0005. The Loan will accrue interest at an annual rate of 3%.

  The loan will be repaid by the Borrower (including principal and interest) in accordance with the terms and conditions as stated in the attached letter (Exhibit A).

  In the event of default and subsequent action to collect payment due under this note, the prevailing party shall be entitled to recover reasonable attorney's fees in addition to any other relief to which the parties are entitled.

Dated: March 23, 2004	Lender:	/s/ James Banuelos

Dated: March 23, 2004	Borrower:	/s/ Chuck Paige
Environmental Bioscience, Inc.
Chuck Paige, C.E.O.

SECURED INTEREST BEARING PROMISSORY NOTE

This Agreement is made between Environmental Bioscience, Inc., a Nevada Corporation, with its principal business located at P.O. Box 5326, Diamond Bar, California 91765 (herein referred to as "EBSI" or "Borrower") and GAC, Inc., an individual, with his principal place of business at P.O. Box 52105, Irvine, California 92614 (herein referred to as "Lender") and both herein referred to individually as "Party" and jointly as "Parties".

In consideration of the mutual benefits to be derived hereunder, the Parties agree as follows:

  Lender agrees to loan Borrower $95,000 (Ninety Five Thousand Dollars). The loan will be secured by 950,000 shares of EBSI common stock with a par value of $.0005. The Loan will accrue interest at an annual rate of 3%.

  The loan will be repaid by the Borrower (including principal and interest) in accordance with the terms and conditions as stated in the attached letter (Exhibit A).

  In the event of default and subsequent action to collect payment due under this note, the prevailing party shall be entitled to recover reasonable attorney's fees in addition to any other relief to which the parties are entitled.

Dated: March 31, 2004	Lender:	/s/ F. Bal
GAC, Inc.

Dated: March 31, 2004	Borrower:	/s/ Chuck Paige
Environmental Bioscience, Inc.
Chuck Paige, C.E.O.

EXHIBIT G - Stock Purchase Warrants at $0.10 per share Issued to Wayne Loudermilk, James Banuelos, and GAC, Inc.

Stock Purchase Warrant

Warrant No. 1.

THIS WARRANT (for value, receipt of which is hereby acknowledged), entitles Wade Loudermilk, or assign, to purchase 125,000 fully paid and non-assessable common shares of stock of Environmental BioScience, Inc. (EBSI) at Ten Cents ($0.10) per share, on exercise of this Warrant together with the full exercise price, subject to the terms and conditions herein.

This warrant will be exercisable on the happening of the following events:

  The sales price of EBSI shares meets or exceeds One Dollar ($1.00) per share on any recognized stock exchange or public listing service for 3 out of 5 consecutive market days;

  At said time the Warrant holder will have ten days to exercise all warrants and fully pay the exercise price of Ten Cents ($0.10) per share;

  Warrants not exercised within that ten day period will be forfeited; and

  All security and exchange restrictions, if any, will apply.
Environmental BioScience Inc.

/s/Reuben Banuelos
By
Rueben Banuelos, Secretary

(The Terms and Conditions on the reverse side hereof are an integral part of this Warrant)

TERMS AND CONDITIONS

  While warrants are exercisable, this corporation shall reserve a sufficient number of shares to provide for the delivery of stock pursuant to this and other warrants.

  Any changes in the structure of this corporation or in its outstanding stock that affect the rights and participation to which the holder of this warrant would be entitled as of the date of exercising this warrant shall result in the proportionate adjustment of the shares that may be purchased pursuant to this warrant.

  Until the valid exercise of this warrant, the holder shall not be entitled to any shareholders rights by reason of the issuance of this warrant.

  To exercise this warrant, the exercise form below must be completed and delivered to the warrant agent, together with the exercise price.

  This warrant is transferable with the same effect as a negotiable instrument. To transfer rights, the transfer form below must be completed.

EXERCISE OF WARRANT

I hereby irrevocably elect to exercise the purchase rights represented by this warrant for the following shares of common stock, on the terms and conditions specified herein.

Shares to
purchase:

Per Share Purchase Price: $0.10

	Total price:	$

Dated:			Signed:

TRANSFER OF WARRANT

For value received, I hereby assign this warrant to _______________________ , whose address is

Dated:	Signed:

\(The Terms and Conditions on the reverse side hereof are an integral part of this Warrant)

Stock Purchase Warrant

Warrant No. 2.

THIS WARRANT (for value, receipt of which is hereby acknowledged), entitles James Banuelos, or assign, to purchase 250,000 fully paid and non-assessable common shares of stock of Environmental BioScience, Inc. (EBSI) at Ten Cents ($0.10) per share, on exercise of this Warrant together with the full exercise price, subject to the terms and conditions herein.

This warrant will be exercisable on the happening of the following events:

  The sales price of EBSI shares meets or exceeds One Dollar ($1.00) per share on any recognized stock exchange or public listing service for 3 out of 5 consecutive market days;

  At said time the Warrant holder will have ten days to exercise all warrants and fully pay the exercise price of Ten Cents ($0.10) per share;

  Warrants not exercised within that ten day period will be forfeited; and

  All security and exchange restrictions, if any, will apply.
Environmental BioScience Inc.

/s/Reuben Banuelos
By
Rueben Banuelos, Secretary

(The Terms and Conditions on the reverse side hereof are an integral part of this Warrant)

TERMS AND CONDITIONS

  While warrants are exercisable, this corporation shall reserve a sufficient number of shares to provide for the delivery of stock pursuant to this and other warrants.

  Any changes in the structure of this corporation or in its outstanding stock that affect the rights and participation to which the holder of this warrant would be entitled as of the date of exercising this warrant shall result in the proportionate adjustment of the shares that may be purchased pursuant to this warrant.

  Until the valid exercise of this warrant, the holder shall not be entitled to any shareholders rights by reason of the issuance of this warrant.

  To exercise this warrant, the exercise form below must be completed and delivered to the warrant agent, together with the exercise price.

  This warrant is transferable with the same effect as a negotiable instrument. To transfer rights, the transfer form below must be completed.

EXERCISE OF WARRANT

I hereby irrevocably elect to exercise the purchase rights represented by this warrant for the following shares of common stock, on the terms and conditions specified herein.

Shares to purchase:

Per Share Purchase Price: $0.10

Total price: $

Dated:	Signed:

TRANSFER OF WARRANT

For value received, I hereby assign this warrant to _______________________ , whose address is __________________________________________________.

Dated:	Signed:

(The Terms and Conditions on the reverse side hereof are an integral part of this Warrant)

Stock Purchase Warrant

Warrant No. 3.

THIS WARRANT (for value, receipt of which is hereby acknowledged), entitles GAC Inc., or assign, to purchase 250,000 fully paid and non-assessable common shares of stock of Environmental BioScience, Inc. (EBSI) at Ten Cents ($0.10) per share, on exercise of this Warrant together with the full exercise price, subject to the terms and conditions herein.

This warrant will be exercisable on the happening of the following events:

  The sales price of EBSI shares meets or exceeds One Dollar ($1.00) per share on any recognized stock exchange or public listing service for 3 out of 5 consecutive market days;

  At said time the Warrant holder will have ten days to exercise all warrants and fully pay the exercise price of Ten Cents ($0.10) per share;

  Warrants not exercised within that ten day period will be forfeited; and

  All security and exchange restrictions, if any, will apply.
Environmental BioScience Inc.

/s/Reuben Banuelos
By
Rueben Banuelos, Secretary

(The Terms and Conditions on the reverse side hereof are an integral part of this Warrant)

TERMS AND CONDITIONS

  While warrants are exercisable, this corporation shall reserve a sufficient number of shares to provide for the delivery of stock pursuant to this and other warrants.

  Any changes in the structure of this corporation or in its outstanding stock that affect the rights and participation to which the holder of this warrant would be entitled as of the date of exercising this warrant shall result in the proportionate adjustment of the shares that may be purchased pursuant to this warrant.

  Until the valid exercise of this warrant, the holder shall not be entitled to any shareholders rights by reason of the issuance of this warrant.

  To exercise this warrant, the exercise form below must be completed and delivered to the warrant agent, together with the exercise price.

  This warrant is transferable with the same effect as a negotiable instrument. To transfer rights, the transfer form below must be completed.

EXERCISE OF WARRANT

I hereby irrevocably elect to exercise the purchase rights represented by this warrant for the following shares of common stock, on the terms and conditions specified herein.

Shares to purchase:

Per Share Purchase Price: $0.10

Total price: $

Dated:	Signed:

TRANSFER OF WARRANT

For value received, I hereby assign this warrant to _______________________ , whose address is __________________________________________________.

Dated:	Signed:

(The Terms and Conditions on the reverse side hereof are an integral part of this Warrant)

EXHIBIT H - Employment Contracts

EMPLOYMENT CONTRACT

THIS AGREEMENT is made this 6th day of August, 2004, by and between Charles Paige, hereinafter referred to as "the CEO", and Environmental BioScience, Inc, a Nevada corporation, hereinafter referred to as "the Company".

IN CONSIDERATION of the CEO's employment by the Company, of the mutual covenants contained herein, the mutual reliance of the parties thereon and the mutual benefits to be derived therefrom, including, but not limited to, the enhancement of the Company's ability to raise capital, solicit investors, increase the value of its stock, (of which the CEO is a shareholder) and to generally conduct its business; the parties hereto hereby agree as follows.

(1) Charles Paige shall be employed by the Company in the capacity of Chief Executive Officer. The CEO shall have and exercise such duties, responsibilities, privileges, powers and authority as may be assigned to him by the Board of Directors and the Bylaws of the Company.

(2) The CEO shall receive a salary of one hundred twenty thousand dollars ($120,000) per annum for the first year; one hundred fifty thousand dollars ($150,000) per year for the second year; and one hundred eighty thousand dollars ($180,000) per year for the third year, payable in substantially equal semimonthly installments, commencing immediately upon receipt of funds by the Company, from any source, in any aggregate amount equal to or greater than one million dollars ($1,000,000). The CEO shall be entitled to receive additional raises in salary, at the discretion of the Board of Directors of the Company, in an amount not to exceed ten percent (10%) per annum or the previous calendar year's percentage increase in the Consumer Price Index, whichever is greater. The term of the CEO's employment shall extend for a period of three (3) years.

(3)Other than the capital appreciation of the CEO's stock in the Company or a uniformly disbursed dividend payment, or successions thereof, properly declared by the Board of Directors, or normal employee benefits in an amount or of a value not to exceed twelve percent (12%) of the CEO's gross salary; the abovementioned salary shall be the only compensation received by the CEO from the Company during the term hereof. The CEO shall not be eligible to participate in any profit-sharing or employee stock option program until at least ninety (90) calendar days subsequent to the listing of the Company's stock on and national stock exchange or listing service. If a profit-sharing plan is established by the Board of Directors, the CEO shall not be eligible to receive more than twenty percent (20%) of the total annual disbursements from such plan and the total pool available for such plan shall not exceed five percent (5%) of the net pre-tax profit of the company.

(4)The CEO is hereby authorized to incur reasonable expenses for promoting the business of the Company. At the end of each month, upon presentation of receipts therefor, the Company shall reimburse the CEO for all expenses, including entertainment, travel and miscellaneous other expenses reasonably incurred in the promotion of the business of the Company or in performance of his duties as an employee hereunder.

(5)It is mutually understood that from the date hereof until the commencement of regular payments of said salary, the CEO shall be permitted to financially support himself by whatever means necessary; however, beginning immediately upon commencement of said regular payments of salary, the CEO shall devote his full time, attention and energies to the Company and shall not seek nor accept any employment or compensation outside of the Company; nor shall he directly or indirectly, alone or as a member of a partnership, or as an officer, director or shareholder of a corporation, be engaged in or connected with any other commercial duties or pursuits which are in any manner competitive with the Company.

(6)The CEO shall promptly disclose to the Company, in writing and form satisfactory to the Board of Directors thereof, all discoveries, developments, improvements and inventions, whether or not patentable, (hereinafter referred to as "Inventions"), conceived or made by the CEO during the term hereof, related to the business of the Company and conceived or made during regular working hours. The CEO shall likewise disclose unto the Company any such Inventions conceived or made by others which may be of benefit to the Company knowledge of which the CEO shall obtain during the term hereof.

(7)The CEO hereby assigns transfers and conveys all of his rights, title and interest to or in any and all said Inventions to the Company. The CEO further agrees to execute such documents and to perform such other actions and activities, at the expense of the Company, as may be necessary or desirable as determined by the Board of Directors thereof, (i) for the filing of patent applications and issuance of patents (both domestic and foreign) for such Inventions, and (ii) to complete exclusive ownership by the Company of such Inventions and patent applications and patents. It is mutually understood and agreed that the term "Inventions" as used herein shall be construed to include all forms of intellectual property and the term "patent" as used herein shall be interpreted to include all forms of intellectual property protection, including, without limitation, patents, copyrights, international copyrights and literary property.

(8)Except as permission may be specifically granted to the CEO by the Board of Directors of the Company, the CEO agrees to hold in confidence and not to disclose to any third party, except to authorized persons in the course of his work for the Company, said Inventions and any and all information of a confidential nature not generally known or available to the public which is delivered or made available to the CEO in the course of his work for the Company, or which the CEO may obtain in connection with his employment with the Company, relating to the business or operations of the Company, or its clients or customers, including, without limitation, scientific or technical information, market or marketing information, personal contacts, designs, processes, procedures, formulas or improvements. The CEO further agrees to hold and use articles representing or disclosing said Inventions and information only in such manner as would benefit and protect the Company including holding such information in confidence until the release thereof is authorized by the Board of Directors.

(9)The CEO agrees to hold all such Inventions, contacts and information as Trade Secrets and proprietary information of the Company and further warrants never to use any such Inventions, contacts or information to compete with or against the Company either during the term of this Agreement or at any time thereafter. The CEO further warrants that during the term hereof he will maintain full fidelity to the stockholders of the Company and guard and protect the interests thereof with the same prudence and diligence as he would his own.

(10)In the event that the CEO is mentally or physically incapacitated or otherwise unable to perform his duties hereunder, all of the terms and conditions prescribed herein shall remain in full force and effect, except that the Board of Directors may elect to reduce his salary by a maximum of fifty percent (50%) and delegate or assign such duties, responsibilities, privileges, powers or authority previously held or exercised by the CEO unto whatever party or parties such assignment shall be deemed to be in the best interests of the Company including the naming of a temporary or permanent successor or successors as Chief Executive Officer.

(11)All rights of the Company hereunder shall extend to its successors and assigns. If the Company shall at any time be merged or consolidated into or with any other corporation or entity or if substantially all of the assets of the Company are transferred to another corporation or entity, the provisions of this Agreement shall survive any such transaction and shall be binding upon and inure to the benefit of the corporation resulting from such merger or consolidation of the corporation to which such assets will be transferred, and this provision shall also apply in the event of any subsequent merger, consolidation or transfer. The Company, upon the occasion of any of the above-described transactions, shall include in the appropriate agreements the obligation that the payments herein agreed to be paid to or for the benefit of the CEO shall be paid and that the provisions of this paragraph shall be performed.

(12)Neither this Agreement nor any of his rights or duties hereunder may be assigned by the CEO without the written consent of the Board of Directors of the Company.

(13)The Company may terminate this Agreement only under the following conditions: (i) because of the CEO's fraud, misappropriation, embezzlement, willful misconduct or the like; or (ii) because the CEO violates any provision of this Agreement.

(14)In the event the CEO breaches this Agreement by terminating his employment prior to the expiration of the term provided in paragraph (2) hereof, or if CEO is terminated by the Company pursuant to paragraph (13) hereinabove, the CEO separately agrees, being fully aware that the performance of this Agreement is important to preserve the present value of the property and business of the Company, to the following:

NON-SOLICITATION, CONFIDENTIALITY AND NON-INTERFERENCE. As a material condition to this Agreement, and for good and valuable consideration, the adequacy of which is hereby acknowledged, CEO agrees that for the term of this Agreement and any renewal thereof, and upon the termination of this Agreement for any reason or no reason at all, CEO agrees not to hire, solicit or do business outside the scope of its business with any of the Company's personnel, whether employees, agents, independent contractors, vendors, customers or clients. Upon the termination of this agreement by either party, CEO shall not interfere with any of the companies business, customers, members, clients, patients or any other business relationships.

During the term of this agreement, CEO may have access to and become acquainted with information regarding the companies business practices, including, but not limited to, the members, clients and customer lists maintained by the CEO or the Company and all correspondence, customer lists, papers, documents, computer software, marketing, listing, educational, and/or any other materials, including copies thereof made by or for the CEO (the "Proprietary Information") either furnished to CEO by the company, or otherwise coming in the hands of CEO which relate to the Companies business. The Parties agree that such Proprietary information is confidential and is the exclusive property of the Company, regardless of whether it is prepared or developed by CEO and regardless of how such information comes in to the possession of CEO. In the event the association between the Company and the CEO should terminate for any reason, CEO shall immediately return to the Company all documents containing such Proprietary Information.

CEO further agrees, during the term and after termination of this agreement, not to furnish or disclose to any person, firm, company or corporation or other enterprise, without the Company's prior written consent, any information relating to the to the Company or its business including, but not limited to, the Companies clients, customers, members, properties, policies, trade secrets, Proprietary Information, relationships and any other information generally concerning the Company and its business. After said termination, CEO shall not use, to his or her own advantage, or to the advantage of any other person, firm or entity, any Proprietary Information or such other confidential information.

(15) that for twelve (12) calendar months following the date of such termination he shall not directly or indirectly engage in any business, whether as proprietor, partner, joint venturer, employer, agent, employee, consultant, officer or beneficial or record owner of more than one percent (1%) of the stock of any corporation or association, which is competitive to the business conducted by the Company, any subsidiary of the Company or any other affiliate of the Company in the current geographical service area of the Company or in any geographical area served by the Company during the term of the CEO's employment with the Company. Likewise, within such areas, and during such period, the CEO shall not solicit nor do business competitive to the business conducted by the Company, any subsidiary of the Company or any other affiliate of the Company, with any customers, partners or associates of the Company, any subsidiary of the Company or any other affiliate of the Company.

(16)The CEO agrees that the breach by him of any of the foregoing covenants contained in paragraphs (5), (6), (7), (8), (9) or (14) hereof is likely to result in irreparable harm, directly or indirectly, to the Company and therefore the CEO consents and agrees that if he violates any of such obligations, the Company shall be entitled, among and in addition to any other rights or remedies available hereunder or otherwise, to temporary and permanent injunctive relief to prevent the CEO from committing or continuing a breach of such obligations.

(17)It is the desire, intent and agreement of the parties hereto that the restrictions placed upon the CEO by paragraphs (5), (6), (7), (8), (9), (10) and (15) hereof shall be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of the covenants contained in these paragraphs shall be adjudicated to be unenforceable, such portion shall be deemed amended to delete therefrom or to reform the portion thus adjudicated to be invalid or unenforceable; such deletion or reformation to apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made.

(18)If it shall be necessary for the Company to place this Agreement in the hands of an attorney at law for enforcement of any of the provisions hereof, the CEO shall be liable to the Company for all costs, expenses and reasonable attorney's fees incurred in connection therewith, irrespective of whether suit shall be commenced. The costs, expenses and attorney's fees recoverable by the Company shall include, but not be limited to, costs, expenses and attorney's fees incurred on appeal or in administrative proceedings.

(19)The parties hereto agree that this Agreement shall be construed and interpreted and the rights of the parties determined in accordance with the laws of the State of California.

(20)This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(21)IN WITNESS WHEREOF the parties hereto have hereunto affixed their hands and seals on the date first hereinabove written in the City of Newport Beach, County of Orange, State of California.

/s/Charles Paige	DATE:	August 6, 2004
Charles Paige

/s/Reuben Banuelos	DATE:	August 6, 2004
Environmental BioScience Inc.
By: Rueben Banuelos, Secretary to the Corporation

EMPLOYMENT CONTRACT

THIS AGREEMENT is made this 14th day of August, 2004, by and between Regis P. Renaud, hereinafter referred to as "the CTO", and Environmental BioScience, Inc, a Nevada corporation, hereinafter referred to as "the Company".

IN CONSIDERATION employment of the CTO by the Company, of the mutual covenants contained herein, the mutual reliance of the parties thereon and the mutual benefits to be derived therefrom, including, but not limited to, the enhancement of the Company's ability to raise capital, solicit investors, increase the value of its stock, (of which the CTO is a shareholder) and to generally conduct its business; the parties hereto hereby agree as follows.

(1) Regis P. Renaud shall be employed by the Company in the capacity of Chief Technical Officer. The CTO shall have and exercise such duties, responsibilities, privileges, powers and authority as may be assigned to him by the Board of Directors and the Bylaws of the Company.

(2) The CTO shall receive a salary paid at the rate of $58.00 per hour for the first year; $72.00 for the second year and $86.50 for the third year, for each hour working for the Company. Said hourly rate is based upon a forty-hour work week and would equate to a salary of one hundred twenty thousand dollars ($120,000) per annum for the first year; one hundred fifty thousand dollars ($150,000) per year for the second year; and one hundred eighty thousand dollars ($180,000) per year for the third year. These amounts may be larger or smaller based on the actual number of hours worked by the CTO. The salary shall be payable in semimonthly installments based upon the number of hours worked in the previous pay period, commencing immediately upon receipt of funds by the Company, from any source, in any aggregate amount equal to or greater than one million dollars ($1,000,000). The CTO shall be entitled to receive additional raises in salary, at the discretion of the Board of Directors of the Company, in an amount not to exceed ten percent (10%) per annum or the previous calendar year's percentage increase in the Consumer Price Index, whichever is greater. The term of the employment of the CTO shall extend for a period of three (3) years.

(3)Other than the capital appreciation of the CTO's stock in the Company or a uniformly disbursed dividend payment, or successions thereof, properly declared by the Board of Directors, or normal employee benefits in an amount or of a value not to exceed twelve percent (12%) of the CTO's gross salary; the abovementioned salary shall be the only compensation received by the CTO from the Company during the term hereof. The CTO shall not be eligible to participate in any profit-sharing or employee stock option program until at least ninety (90) calendar days subsequent to the listing of the Company's stock on any national stock exchange or listing service. If a profit-sharing plan is established by the Board of Directors, the CTO shall not be eligible to receive more than twenty percent (20%) of the total annual disbursements from such plan and the total pool available for such plan shall not exceed five percent (5%) of the net pre-tax profit of the company.

(4)The CTO is hereby authorized to incur reasonable expenses for promoting the business of the Company. At the end of each month, upon presentation of receipts therefor, the Company shall reimburse the CTO for all expenses, including entertainment, travel and miscellaneous other expenses reasonably incurred in the promotion of the business of the Company or in performance of his duties as an employee hereunder.

(5)It is mutually understood that from the date hereof until the commencement of regular payments of said salary, the CTO shall be permitted to financially support himself by whatever means necessary; however, beginning immediately upon commencement of said regular payments of salary, the CTO shall devote such of his time, attention and energies to the Company as is required. Mr. Renaud is also the principal shareholder and President of Smartworm Technology Inc. (STI). Smartworm Technologies, Inc. is an engineering firm involved in the development of landfills and landfill engineering. Mr. Renaud has granted to EBSI an exclusive license to a United States patent for the steam injection system and any improvements thereon. This patent was issued in October 2002. The patent for this steam injection system will expire in October 2021. Under the terms of an exclusive license agreement for the steam injection system technology with Regis P. Renaud, a co-founder, director, officer and significant stockholder of the company, EBSI's license is subject to revocation if it fails to meet the following financing objectives: (1) $350,000 in debt or equity capital by March 31, 2004, (this objective has been met.) (2) an additional $1,000,000 in debt or equity capital by March 31, 2005, and (3) an additional $1,650,000 in debt or equity capital by March 31, 2006. Once the company has received $3,000,000 in debt or equity capital, the company license will become exclusive. Although the company and Smartworm Technologies, Inc. have separate landfill market objectives, there can be no assurance that there may be a business opportunity in which both companies may be interested. In addition, there may be opportunities which the Company and Smartworm Technologies, Inc. may be jointly involved in and from which both companies expect to make a profit. Consequently should a conflict or a joint opportunity occur, Mr. Renaud has orally agreed in statements to the Board of Directors of the Company, that Smartworm Technologies, Inc., will not pursue any conflicting opportunity and he will abstain from any voting by the Board of Directors concerning such opportunities.

(6) On April 6, 2003, the Company entered into a formal licensing agreement with Mr. Renaud for the licensing of a certain patent. The agreement states in part:

"Any improvements related to the licensed patent are hereby included within the scope of this license agreement if the Licensee has invested capital in the improvements. Licensee has first right of refusal to capitalize any improvements to this technology...

2.4 The parties understand that the licensor is currently in negotiations with several landfill owners/operators to utilize the steam technology and know how, referenced in this agreement. The licensor reserves the right to perform these projects with the licensee or not..."

The terms of the licensing agreement take precedent over the terms of this employment agreement insofar as the licensing agreement concerns patent rights and royalties and preexisting relationships with STI.

(7) With the foregoing in mind the CTO agrees he shall promptly disclose to the Company, in writing and form satisfactory to the Board of Directors thereof, all discoveries, developments, improvements and inventions, whether or not patentable, (hereinafter referred to as "Inventions"), conceived or made by the CTO during the term hereof, related to the business of the Company made during regular working hours. The CTO shall likewise disclose unto the Company any such Inventions conceived or made by others which may be of benefit to the Company knowledge of which the CTO shall obtain during the term hereof.

(8)Except as permission may be specifically granted to the CTO by the Board of Directors of the Company, the CTO agrees to hold in confidence and not to disclose to any third party, except to authorized persons in the course of his work for the Company, said Inventions and any and all information of a confidential nature not generally known or available to the public which is delivered or made available to the CTO in the course of his work for the Company, or which the CTO may obtain in connection with his employment with the Company, relating to the business or operations of the Company, or its clients or customers, including, without limitation, scientific or technical information, market or marketing information, personal contacts, designs, processes, procedures, formulas or improvements. The CTO further agrees to hold and use articles representing or disclosing said Inventions and information only in such manner as would benefit and protect the Company including holding such information in confidence until the release thereof is authorized by the Board of Directors.

(9)In the event that the CTO is mentally or physically incapacitated or otherwise unable to perform his duties hereunder, all of the terms and conditions prescribed herein shall remain in full force and effect, except that the Board of Directors may elect to reduce his salary by a maximum of fifty percent (50%) and delegate or assign such duties, responsibilities, privileges, powers or authority previously held or exercised by the CTO unto whatever party or parties such assignment shall be deemed to be in the best interests of the Company including the naming of a temporary or permanent successor or successors as Chief Technical Officer.

(10)All rights of the Company hereunder shall extend to its successors and assigns. If the Company shall at any time be merged or consolidated into or with any other corporation or entity or if substantially all of the assets of the Company are transferred to another corporation or entity, the provisions of this Agreement shall survive any such transaction and shall be binding upon and inure to the benefit of the corporation resulting from such merger or consolidation of the corporation to which such assets will be transferred, and this provision shall also apply in the event of any subsequent merger, consolidation or transfer. The Company, upon the occasion of any of the above-described transactions, shall include in the appropriate agreements the obligation that the payments herein agreed to be paid to or for the benefit of the CTO shall be paid and that the provisions of this paragraph shall be performed.

(11)Neither this Agreement nor any of his rights or duties hereunder may be assigned by the CTO without the written consent of the Board of Directors of the Company.

(12)The Company may terminate this Agreement only under the following conditions: (i) because of the CTO's fraud, misappropriation, embezzlement, willful misconduct or the like; or (ii) because the CTO violates any provision of this Agreement.

(13)The parties hereto agree that this Agreement shall be construed and interpreted and the rights of the parties determined in accordance with the laws of the State of California.

(14)This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(15)IN WITNESS WHEREOF the parties hereto have hereunto affixed their hands and seals on the date first hereinabove written in the City of Newport Beach, County of Orange, State of California.

/s/Regis P. Renaud	DATE:	August 14, 2004
Regis P. Renaud

/s/Reuben Banuelos	DATE:	August 15, 2004
Environmental BioScience Inc.
By: Rueben Banuelos, Secretary to the Corporation

EMPLOYMENT CONTRACT

THIS AGREEMENT is made this 1st day of February, 2004, by and between Patrick D. Rogan, CPA, hereinafter referred to as "the CFO", and Environmental BioScience, Inc, a Nevada corporation, hereinafter referred to as "the Company".

IN CONSIDERATION of the CFO's employment by the Company, of the mutual covenants contained herein, the mutual reliance of the parties thereon and the mutual benefits to be derived therefrom, including, but not limited to, the enhancement of the Company's ability to raise capital, solicit investors, increase the value of its stock, (of which the CFO is a shareholder) and to generally conduct its business; the parties hereto hereby agree as follows.

(1) Patrick D. Rogan shall be employed by the Company in the capacity of Chief Financial Officer. The CFO shall have and exercise such duties, responsibilities, privileges, powers and authority as may be assigned to him by the Board of Directors and the Bylaws of the Company.

(2) The CFO shall receive a salary of Forty Two Thousand dollars ($42,000) per annum for the payable in substantially equal semimonthly installments, commencing immediately upon receipt of funds by the Company, from any source, in any aggregate amount equal to or greater than one million dollars ($1,000,000). The term of the CFO's employment shall extend for a period of three (3) years. The CFO shall receive a bonus upon signing of the contract of 155,555 shares and shall receive a bonus of 155,555 common shares, each and every six (6) Months during his term of employment, until he has received a bonus of 933,333 Common Shares.

(3) Other than the capital appreciation of the CFO's stock in the Company or a uniformly disbursed dividend payment, or successions thereof, properly declared by the Board of Directors, or normal employee benefits in an amount or of a value not to exceed twelve percent (12%) of the CFO's gross salary; the abovementioned salary and bonus shall be the only compensation received by the CFO from the Company during the term hereof. The CFO shall not be eligible to participate in any profit-sharing or employee stock option program until at least ninety (90) calendar days subsequent to the listing of the Company's stock on any National Stock Exchange. If a profit-sharing plan is established by the Board of Directors, the CFO shall not be eligible to receive more than twenty percent (20%) of the total annual disbursements from such plan and the total pool available for such plan shall not exceed five percent (5%) of the net pre-tax profit of the company.

(4) The CFO is hereby authorized to incur reasonable expenses for promoting the business of the Company. At the end of each month, upon presentation of receipts therefor, the Company shall reimburse the CFO for all expenses, including entertainment, travel and miscellaneous other expenses reasonably incurred in the promotion of the business of the Company or in performance of his duties as an employee hereunder.

(5) It is mutually understood that from the date hereof, the CFO shall be permitted to financially support himself by whatever means necessary; however, beginning immediately upon commencement of said regular payments of salary, the CFO shall devote a minimum of 20 hours per month, of his attention and energies to the Company.

(6) The CFO shall promptly disclose to the Company, in writing and form satisfactory to the Board of Directors thereof, all discoveries, developments, improvements and inventions, whether or not patentable, (hereinafter referred to as "Inventions"), conceived or made by the CFO during the term hereof, related to the business of the Company and conceived or made during regular working hours. The CFO shall likewise disclose unto the Company any such Inventions conceived or made by others which may be of benefit to the Company knowledge of which the CFO shall obtain during the term hereof.

(7) The CFO hereby assigns transfers and conveys all of his rights, title and interest to or in any and all said Inventions to the Company. The CFO further agrees to execute such documents and to perform such other actions and activities, at the expense of the Company, as may be necessary or desirable as determined by the Board of Directors thereof, (i) for the filing of patent applications and issuance of patents (both domestic and foreign) for such Inventions, and (ii) to complete exclusive ownership by the Company of such Inventions and patent applications and patents. It is mutually understood and agreed that the term "Inventions" as used herein shall be construed to include all forms of intellectual property and the term "patent" as used herein shall be interpreted to include all forms of intellectual property protection, including, without limitation, patents, copyrights, international copyrights and literary property.

(8). Except as permission may be specifically granted to the CFO by the Board of Directors of the Company, the CFO agrees to hold in confidence and not to disclose to any third party, except to authorized persons in the course of his work for the Company, said Inventions and any and all information of a confidential nature not generally known or available to the public which is delivered or made available to the CFO in the course of his work for the Company, or which the CFO may obtain in connection with his employment with the Company, relating to the business or operations of the Company, or its clients or customers, including, without limitation, scientific or technical information, market or marketing information, personal contacts, designs, processes, procedures, formulas or improvements. The CFO further agrees to hold and use articles representing or disclosing said Inventions and information only in such manner as would benefit and protect the Company including holding such information in confidence until the release thereof is authorized by the Board of Directors.

(9) The CFO agrees to hold all such Inventions, contacts and information as Trade Secrets and proprietary information of the Company and further warrants never to use any such Inventions, contacts or information to compete with or against the Company either during the term of this Agreement or at any time thereafter. The CFO further warrants that during the term hereof he will maintain full fidelity to the stockholders of the Company and guard and protect the interests thereof with the same prudence and diligence as he would his own.

(10) In the event that the CFO is mentally or physically incapacitated or otherwise unable to perform his duties hereunder, all of the terms and conditions prescribed herein shall remain in full force and effect, except that the Board of Directors may elect to reduce his salary by a maximum of fifty percent (50%) and delegate or assign such duties, responsibilities, privileges, powers or authority previously held or exercised by the CFO unto whatever party or parties such assignment shall be deemed to be in the best interests of the Company including the naming of a temporary or permanent successor or successors as Chief Executive Officer.

(11) All rights of the Company hereunder shall extend to its successors and assigns. If the Company shall at any time be merged or consolidated into or with any other corporation or entity or if substantially all of the assets of the Company are transferred to another corporation or entity, the provisions of this Agreement shall survive any such transaction and shall be binding upon and inure to the benefit of the corporation resulting from such merger or consolidation of the corporation to which such assets will be transferred, and this provision shall also apply in the event of any subsequent merger, consolidation or transfer. The Company, upon the occasion of any of the above-described transactions, shall include in the appropriate agreements the obligation that the payments herein agreed to be paid to or for the benefit of the CFO shall be paid and that the provisions of this paragraph shall be performed.

(12) Neither this Agreement nor any of his rights or duties hereunder may be assigned by the CFO without the written consent of the Board of Directors of the Company.

(13) The Company may terminate this Agreement on 30 days written notice, with or without cause.

(14) In the event the CFO breaches this Agreement by terminating his employment prior to the expiration of the term provided in paragraph (2) hereof, or if CFO is terminated by the Company pursuant to paragraph (13) hereinabove, the CFO separately agrees, being fully aware that the performance of this Agreement is important to preserve the present value of the property and business of the Company, to the following:

NON-SOLICITATION, CONFIDENTIALITY AND NON-INTERFERENCE. As a material condition to this Agreement, and for good and valuable consideration, the adequacy of which is hereby acknowledged, CFO agrees that for the term of this Agreement and any renewal thereof, and upon the termination of this Agreement for any reason or no reason at all, CFO agrees not to hire, solicit or do business outside the scope of its business with any of the Company's personnel, whether employees, agents, independent contractors, vendors, customers or clients. Upon the termination of this agreement by either party, CFO shall not interfere with any of the companies business, customers, members, clients, patients or any other business relationships.

During the term of this agreement, CFO may have access to and become acquainted with information regarding the companies business practices, including, but not limited to, the members, clients and customer lists maintained by the CFO or the Company and all correspondence, customer lists, papers, documents, computer software, marketing, listing, educational, and/or any other materials, including copies thereof made by or for the CFO (the "Proprietary Information") either furnished to CFO by the company, or otherwise coming in the hands of CFO which relate to the Companies business. The Parties agree that such Proprietary information is confidential and is the exclusive property of the Company, regardless of whether it is prepared or developed by CFO and regardless of how such information comes in to the possession of CFO. In the event the association between the Company and the CFO should terminate for any reason, CFO shall immediately return to the Company all documents containing such Proprietary Information.

CFO further agrees, during the term and after termination of this agreement, not to furnish or disclose to any person, firm, company or corporation or other enterprise, without the Company's prior written consent, any information relating to the to the Company or its business including, but not limited to, the Companies clients, customers, members, properties, policies, trade secrets, Proprietary Information, relationships and any other information generally concerning the Company and its business. After said termination, CFO shall not use, to his or her own advantage, or to the advantage of any other person, firm or entity, any Proprietary Information or such other confidential information.

(15) The CFO agrees that the breach by him of any of the foregoing covenants contained in paragraphs (5), (6), (7), (8), (9) or (14) hereof is likely to result in irreparable harm, directly or indirectly, to the Company and therefore the CFO consents and agrees that if he violates any of such obligations, the Company shall be entitled, among and in addition to any other rights or remedies available hereunder or otherwise, to temporary and permanent injunctive relief to prevent the CFO from committing or continuing a breach of such obligations.

(16) It is the desire, intent and agreement of the parties hereto that the restrictions placed upon the CFO by paragraphs (5), (6), (7), (8), (9), (10) and (15) hereof shall be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of the covenants contained in these paragraphs shall be adjudicated to be unenforceable, such portion shall be deemed amended to delete therefrom or to reform the portion thus adjudicated to be invalid or unenforceable; such deletion or reformation to apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made.

(17) If it shall be necessary for either party to place this Agreement in the hands of an attorney at law for enforcement of any of the provisions hereof, the prevailing party shall be entitled to reimbursement for all costs, expenses and reasonable attorney's fees incurred in connection therewith, irrespective of whether suit shall be commenced. The costs, expenses and attorney's fees recoverable by the prevailing party shall include, but not be limited to, costs, expenses and attorney's fees incurred on appeal or in administrative proceedings.

(18) The parties hereto agree that this Agreement shall be construed and interpreted and the rights of the parties determined in accordance with the laws of the State of California.

(19) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(20) IN WITNESS WHEREOF the parties hereto have hereunto affixed their hands and seals on the date first hereinabove written in the City of Newport Beach, County of Orange, State of California.

/s/Patrick D. Rogan	DATE:	February 1, 2004
Patrick D. Rogan, CPA

/s/Reuben Banuelos	DATE:	February 1, 2004
Environmental BioScience Inc.
By: Rueben Banuelos, Secretary to the Corporation

EXHIBIT I - Opinion of Counsel

Corporate Offices 359 San Miguel Drive, Suite 200 Newport Beach, CA 92660

August 16, 2004

Board of Directors
Environmental BioScience, Inc.
P.O. Box 5326
Diamond Bar, CA 91765
1130 North Lowell Street
Santa Ana, CA 92703

Re: Opinion Letter for Form SB-2 Registration Statement under the Securities Act of 1933

Gentlemen:

We have acted as counsel to Environmental BioScience, Inc., a Nevada corporation (the "Company"), in connection with the Form SB-2 Registration Statement under the Securities Act of 1933, dated as of August 16, 2004 (the "Form SB-2") and the transactions contemplated therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Form SB-2.

In so acting, we have examined the Company's Articles of Incorporation, as in effect on the date hereof (the "Articles of Incorporation"), and any amendments thereto and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below.

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to conduct their business as described in the Form SB-2.

  The Company has the requisite corporate power and authority to enter into and perform, (i) the Transaction Agreements and to issue the Shares, (ii) the execution and delivery of the Form SB-2 by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required, (iii) the Form SB-2 has been duly executed and delivered by the Company, and (iv) the terms of the Form SB-2 constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application and subject to the limitation that indemnification and contribution provisions, if any, may be unenforceable as a matter of public policy.

  Upon issuance in accordance with the terms of the Form SB-2, Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

  The issuer meets all of the general requirements as set forth in SEC Regulations for filing Form SB-2 Registration Statement under the Securities Act of 1933.

Telephone: 949-718-6300     Facsimile: 949-718-6301      e-mail: alan@netunes.com

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  Other than the completed filing of this Form SB-2 Registration Statement with the Securities and Exchange Commission, no other authorization, approval, inquiry, consent of any court, governmental body, regulatory agency, self regulatory organization or stock exchange or market or the stockholders of the Company, or to our knowledge, any third party is required to be obtained by the company for the issuance and sale of the Securities as contemplated by the Form SB-2 Registration Statement.

  To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the property, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole or which would adversely affect the validity or enforceability of or the authority or ability of the Company to perform its obligations under the Transaction Agreements.

  To our knowledge, the Company is not in violation of any term of its Articles of Incorporation or Bylaws. Neither the Articles of Incorporation nor the Bylaws of the Company are in violation of the General Corporations law of the State of Nevada.

  All approvals necessary for you under the laws of the State of Nevada, if required, have been obtained and such approvals are sufficient to satisfy all requirements under any anti-takeover or similar statutes which may become applicable to you or any other holder of Debentures, Warrants, Conversion Shares or Warrant Shares solely because of your or their acquisition of such Securities.

These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

  We have assumed the genuineness of all signatures, the authenticity of' all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, the authenticity of certificates of public officials and the due authorization, execution and delivery of all Transaction Agreements (except the due authorization, execution and delivery by the Company of the Transaction Agreements).

  Our examination of law relevant to the matters covered by this opinion is limited to the laws of the State of Nevada, the federal United States laws and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. In furnishing the opinion regarding the valid existence and good standing of the Company, we have relied solely upon the review of the corporate documents, articles, by-laws and minutes and the status of the corporation with the Secretary of State of Nevada.

This opinion in given as of the date hereof and we assume no obligation, to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,

______________________________
Alan W. Curtis
Attorney at Law

AWC:kb

Telephone: 949-718-6300     Facsimile: 949-718-6301      e-mail: alan@netunes.com

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EXHIBIT J - Consent of Counsel

I herby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of my opinion letter dated August 16, 2004, relating to the legality of statements made by Environmental BioScience, Inc. in the Registration Statement on Form SB-2 also consent to the reference to me under the headings "Legal Matters" in such Prospectus.

/s/ Alan W. Curtis

August 16, 2004
Newport Beach, California

EXHIBIT K - Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 11, 2004, relating to the financial statements of Environmental Bioscience, Inc., as of March 31, 2004 and 2003 and the reference to our firm as experts in the Registration Statement.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

August 11, 2004
Orange, California